EXHIBIT 2


                           RECAPITALIZATION AGREEMENT

                                   dated as of

                                 August 1, 2000

                                     between

                                 MASCOTECH, INC.

                                       and

                              RIVERSIDE COMPANY LLC

                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.   Definitions...................................................2

                                    ARTICLE 2

                                   THE MERGER

SECTION 2.01.   The Merger...................................................11
SECTION 2.02.   Effective Time...............................................11
SECTION 2.03.   Effect of the Merger.........................................11
SECTION 2.04.   Effect on Securities, Etc....................................12
SECTION 2.05.   Dissenting Shares............................................14
SECTION 2.06.   Treatment of Options and Restricted Stock....................14
SECTION 2.07.   Surrender of Shares..........................................17
SECTION 2.08.   Lost, Stolen or Destroyed Certificates.......................19
SECTION 2.09.   Further Action...............................................19

                                    ARTICLE 3

                            THE SURVIVING CORPORATION

SECTION 3.01.   Certificate of Incorporation; By-Laws........................20
SECTION 3.02.   Directors and Officers.......................................20

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.   Corporate Existence and Power................................21
SECTION 4.02.   Corporate Authorization......................................21
SECTION 4.03.   Governmental Authorization...................................22
SECTION 4.04.   Non-contravention............................................22
SECTION 4.05.   Capitalization...............................................23
SECTION 4.06.   Subsidiaries; Equity Investments.............................24
SECTION 4.07.   SEC Filings..................................................24
SECTION 4.08.   Financial Statements.........................................25

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                                                                            Page

SECTION 4.09.   Disclosure Documents.........................................25
SECTION 4.10.   Absence of Certain Changes...................................26
SECTION 4.11.   No Undisclosed Material Liabilities..........................27
SECTION 4.12.   Compliance with Laws and Court Orders........................27
SECTION 4.13.   Litigation...................................................27
SECTION 4.14.   Finders' Fees................................................28
SECTION 4.15.   Opinion of Financial Advisor.................................28
SECTION 4.16.   Taxes........................................................28
SECTION 4.17.   Employee Benefit Plans.......................................29
SECTION 4.18.   Environmental Matters........................................31
SECTION 4.19.   Antitakeover Statutes and Rights Agreement;
                  Company/Subsidiary Merger..................................32
SECTION 4.20.   Disclaimer of Other Representations and Warranties...........32

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY

SECTION 5.01.   Existence and Power..........................................32
SECTION 5.02.   Authorization................................................33
SECTION 5.03.   Governmental Authorization...................................33
SECTION 5.04.   Non-contravention............................................33
SECTION 5.05.   Disclosure Documents.........................................34
SECTION 5.06.   Finders' Fees................................................34
SECTION 5.07.   Financing....................................................34
SECTION 5.08.   Member Appraisal Rights......................................35

                                    ARTICLE 6

                            COVENANTS OF THE COMPANY

SECTION 6.01.   Conduct of the Company.......................................35
SECTION 6.02.   Access to Information........................................37
SECTION 6.03.   Stockholder Meeting; Proxy Material..........................37
SECTION 6.04.   No Solicitation..............................................38
SECTION 6.05.   State Takeover Laws..........................................39
SECTION 6.06.   Reports......................................................39
SECTION 6.07.   Plans........................................................39
SECTION 6.08.   Equity Investments...........................................40
SECTION 6.09.   Confidentiality Agreement....................................40
SECTION 6.10.   Issuance of Class A Preferred Stock and
                  Class B Preferred Stock....................................40

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                                                                            Page

SECTION 6.11.   Saturn Escrow................................................41

                                    ARTICLE 7

                         COVENANTS OF MERGER SUBSIDIARY

SECTION 7.01.   Obligations of Merger Subsidiary.............................41
SECTION 7.02.   Voting of Shares.............................................41
SECTION 7.03.   Director and Officer Liability...............................41
SECTION 7.04.   Employee Benefits After the Merger...........................42
SECTION 7.05.   Financing Arrangements.......................................43

                                    ARTICLE 8

                 COVENANTS OF MERGER SUBSIDIARY AND THE COMPANY

SECTION 8.01.   Commercially Reasonable Efforts..............................44
SECTION 8.02.   Certain Filings..............................................44
SECTION 8.03.   Public Announcements.........................................45
SECTION 8.04.   Notices of Certain Events....................................45
SECTION 8.05.   Confidentiality..............................................46
SECTION 8.06.   Saturn Sales.................................................46

                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

SECTION 9.01.   Conditions to Obligations of Each Party......................47
SECTION 9.02.   Conditions to the Obligations of Merger Subsidiary...........49
SECTION 9.03.   Conditions to the Obligations of the Company.................50

                                   ARTICLE 10

                                   TERMINATION

SECTION 10.01.  Termination..................................................51
SECTION 10.02.  Effect of Termination........................................52

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.  Notices......................................................52

                                     -iii-
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                                                                            Page


SECTION 11.02.  Survival of Representations and Warranties...................54
SECTION 11.03.  Amendments; No Waivers.......................................54
SECTION 11.04.  Expenses; Topping Fee........................................54
SECTION 11.05.  Successors and Assigns.......................................55
SECTION 11.06.  Governing Law................................................55
SECTION 11.07.  Jurisdiction.................................................55
SECTION 11.08.  Waiver of Jury Trial.........................................56
SECTION 11.09.  Counterparts; Effectiveness..................................56
SECTION 11.10.  Entire Agreement.............................................56
SECTION 11.11.  Captions.....................................................56
SECTION 11.12.  Severability.................................................56
SECTION 11.13.  Specific Performance.........................................57


EXHIBITS

Exhibit A     - Exchange and Voting Agreement
Exhibit B     - Form of Company/Subsidiary Merger Agreement
Exhibit C     - Equity Investments Sale Agreement
Exhibit D     - Form of Certificate of Merger
Exhibit E     - Form of Certificate of Incorporation of Surviving Corporation
Exhibit F     - Form of Amended By-laws
Exhibit G     - Form of Certificate of Designation of Class A Preferred Stock
Exhibit H     - Form of Certificate of Designation of Class B Preferred Stock
Exhibit I     - Form of Subordinated Loan Agreement

SCHEDULES

Schedule A    - Equity Investments
Schedule B    - Knowledge of Officers



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




                           RECAPITALIZATION AGREEMENT


     RECAPITALIZATION AGREEMENT dated as of August 1, 2000 between MascoTech, Inc., a Delaware corporation (the "Company"), and Riverside Company LLC, a Delaware limited liability company ("Merger Subsidiary").

                              W I T N E S S E T H :

     WHEREAS, the managers and members of Merger Subsidiary seek to acquire a controlling interest in the Company through a transaction to be accounted for as a recapitalization under generally accepted accounting principles; and

     WHEREAS, a Special Committee (as defined herein) of the board of directors of the Company (the "Board of Directors") has (i) approved the Company/ Subsidiary Merger (as defined herein) and the Merger (as defined herein), (ii) has recommended the approval of the Company/Subsidiary Merger and the Merger by the Board of Directors, (iii) has determined that the Company/Subsidiary Merger and the Merger are advisable to and in the best interests of the holders of the Company's capital stock (the "Company Stockholders"), other than the Continuing Shareholders (as defined herein), (iv) has determined that the Merger Consideration (as defined herein) is fair to the Company Stockholders, other than the Continuing Shareholders, and (v) has approved and recommended the approval of the Company/Subsidiary Merger Agreement and this Agreement to the Board of Directors; and

     WHEREAS, the Board of Directors, subsequent to the recommendation of the Special Committee, has approved the Company/Subsidiary Merger, the Company/Subsidiary Merger Agreement, the Merger and this Agreement and determined that it is advisable and in the best interests of the Company Stockholders, other than the Continuing Shareholders, for the Company to consummate the Company/Subsidiary Merger and the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, as an inducement to the parties to enter into this Agreement, the Continuing Shareholders have entered into an Exchange and Voting Agreement in substantially the form attached hereto as Exhibit A (the "Exchange and Voting Agreement"), whereby they have agreed to exchange certain Shares (as defined herein) owned by them for (x) newly issued shares of Class A Preferred Stock, par value $1.00 per share and liquidation preference $10.00 per share, of the Company ("Class A Preferred Stock") and (y) in the case of the Company Shareholder (as defined herein), newly issued shares of Class B Preferred Stock, par value $1.00 per share and liquidation preference $10.00 per share, of the Company ("Class B Preferred Stock") prior to the Merger and they have agreed to vote their Shares, Class A Preferred Stock and Class B Preferred Stock in favor of the Transactions; and

     WHEREAS, the recapitalization will involve a merger (the "Merger") in which Merger Subsidiary will merge with and into the Company, with the shares of the Company being converted into the right to receive the Merger Consideration, subject to certain exceptions described in this Agreement; and

     WHEREAS, the managers of Merger Subsidiary have approved this Agreement and the Merger in accordance with the applicable provisions of the Limited Liability Company Act of the State of Delaware (the "DLLCA") and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors has approved this Agreement and the Exchange and Voting Agreement such that the transactions contemplated by this Agreement and the Exchange and Voting Agreement are not subject to the restrictions on "business combinations" contained in Section 203 of the General Corporation Law of the State of Delaware (the "DGCL").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   Definitions


     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) any acquisition or purchase of 30% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 30% of the power to vote for the election of a majority of the directors of the Company, or any tender offer or exchange offer for equity securities of the Company as a result of which the offeror would hold such an equity interest in the Company or (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 30% of the consolidated assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

     "Adjustment Amount" means an amount equal to the sum of:

          (i) an amount equal to the portion of proceeds (as defined herein) realized from all transfers, sales or dispositions (including as a result of any merger, consolidation, liquidation or winding-up of Saturn) of all or any part of the Saturn Equity Investment (the "Saturn Sales") that exceed $18 million and are less than or equal to $40 million (the "Initial Adjustment Amount");

          (ii) an amount equal to 60% of the portion of proceeds realized from Saturn Sales that exceeds $56.7 million;

          (iii) an amount equal to 60% of the portion of proceeds realized from the sales of Equity Investments that exceeds $125 million; and

          (iv) an amount equal to 60% of any interest actually earned on proceeds referred to in clauses (i), (ii) and (iii) of this definition prior to payment of the Merger Consideration Adjustments and the Option Consideration Adjustments (clauses (ii), (iii) and (iv), the "Subsequent Adjustment Amount").

As used in this definition, proceeds means the cash proceeds after deducting all applicable out-of-pocket costs and expenses (including, without limitation, underwriting discounts, commissions and fees and financial advisory fees, but excluding taxes) directly incurred by the Company or the Surviving Corporation in connection with such transfers, sales or dispositions.

     "Adjustment Committee" shall mean Peter Dow, Roger Fridholm, William Howenstein and Helmet Stern, each of whom is a member of the Special Committee as of the date hereof, or any successors designated by the majority of the remaining members of such committee.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     "Benefit Plan" means any Plan, other than a Multiemployer Plan, existing at the Effective Time established or to which contributions have at any time been made by the Company or any Subsidiary thereof, or any predecessor of the Company or any Subsidiary thereof, or with respect to which the Company or any Subsidiary is a party, under which any employee, former employee or director of the Company or any Subsidiary thereof, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights in respect of service to the Company or any Subsidiary thereof and any other Plan with respect to which the Company or any Subsidiary currently has liability.

     "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $1.00 per share, of the Company.

     "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 1999 and the footnotes thereto set forth in the Company 10-K.

     "Company Balance Sheet Date" means December 31, 1999.

     "Company Shareholder" means Masco Corporation, a Delaware corporation, provided that such definition and any other definition in this Agreement utilizing such definition shall be amended, to the extent and in the manner such definition is amended pursuant to any amendment to the Exchange and Voting Agreement as a result of one or more Transfers in accordance with Section 2.2 of the Exchange and Voting Agreement.

     "Company Shareholder Exchange Shares" has the meaning specified in the Exchange and Voting Agreement.

     "Company Subsidiary" means MascoTech Harbor, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

     "Company/Subsidiary Merger" means the merger in accordance with the Company/Subsidiary Merger Agreement in which the Company Subsidiary will merge with and into the Company, with the Company being the surviving corporation.

     "Company/Subsidiary Merger Agreement" means the merger agreement in the form attached hereto as Exhibit B, between the Company and the Company Subsidiary, including all exhibits, pursuant to which the Company/Subsidiary Merger is to be consummated.

     "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999.

     "Continuing Shareholder Exchange Shares" has the meaning specified in the Exchange and Voting Agreement.

     "Continuing Shareholders" means, collectively, Company Shareholder, IS and FS.

     "Corporate Services Agreement" means the Corporate Services Agreement between the Company and the Original Company Shareholder dated as of January 1, 1987, as amended by Amendment No. 1 dated as of October 31, 1996 and related letter agreements dated January 22, 1998 and June 17, 1998.

     "Credit Agreement" means the Credit Agreement dated as of January 16, 1998 among the Company, MascoTech Acquisition, Inc., the banks party thereto from time to time, the First National Bank of Chicago, as Administrative Agent and Bank of America NT&SA and Nations Bank N.A., as Syndication Agents, as amended to the date hereof.

     "Employee Retention Committee" means Richard A. Manoogian, Timothy Wadhams and Daniel P. Tredwell and any successor thereto appointed by a designee of Richard A. Manoogian, in the case of Richard A. Manoogian's resignation from such committee, Richard A. Manoogian, in the case of Timothy Wadhams' resignation from such committee, or appointed by a designee of Daniel P. Tredwell, in the case of Daniel P. Tredwell's resignation from such committee, serving as the committee appointed hereby to determine employee matters as soon as practicable after the date hereof, but no later than the Effective Time.

     "Environmental Laws" means the common law and any federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement, in each case as currently in effect, relating to pollution or protection of the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, land surface, subsurface strata, and natural resources).

     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any Subsidiary as currently conducted.

     "Equity Investments" means the equity investments of the Company and its subsidiaries listed on Schedule A hereto.

     "Equity Investments Sale" means the sale of the Equity Investments by the Company as contemplated by the Equity Investments Sale Agreement.

     "Equity Investments Sale Agreement" means the agreement between the Company and Citicorp Venture Capital, Ltd. dated as of the date hereof and in the form attached hereto as Exhibit C pursuant to which the Equity Investments Sale will be consummated.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any entity means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code.

     "Exchange Date" has the meaning specified in the Exchange and Voting Agreement.

     "Exchanged Preferred Stock" shall mean the Class A Preferred Stock and the Class B Preferred Stock.

     "Facilities" means the "Facilities" as defined in the Commitment Letter or any replacement, refinancing, extension, amendment or restatement of the Facilities.

     "FS" means the Richard and Jane Manoogian Foundation.

     "Governmental Authority" means any federal, state or local government or any court, administrative agency or commission or other governmental or regulatory agency, authority or official, whether domestic, foreign or supranational.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IS" means Richard Manoogian.

     "knowledge" of the Company or the "Company's knowledge" means the actual knowledge of the senior officers of the Company listed on Schedule B attached hereto. "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset.

     "Material Adverse Effect" means either (i) a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) an effect which is materially adverse to the ability of the Company or Merger Subsidiary to consummate the Transactions; provided that with respect to subclause (i) of this definition, any such effect resulting or arising from (w) this Agreement or the transactions contemplated hereby or the announcement hereof, (x) changes in circumstances or conditions affecting industrial manufacturing companies in general, and not specifically relating to the Company and its Subsidiaries, (y) changes in general economic, regulatory or political conditions or in financial markets in the United States or Europe or (z) changes in generally accepted accounting principles shall not be considered a Material Adverse Effect, and with respect to subclause (ii) of this definition, any such effect resulting or arising from subclause (x), (y) or (z) above, shall not be considered a Material Adverse Effect.

     "Material Subsidiary" means, with respect to any Person, a Subsidiary that would constitute a "significant subsidiary" of such Person within the meaning of Rule 1-02 of Regulation S-X under the 1934 Act.

     "Multiemployer Plan" means a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA with respect to which the Company has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Option Plans" means, collectively, the 1991 Long Term Stock Incentive Plan, the 1984 Restricted Stock Incentive Plan, the 1984 Stock Option Plan and the 1997 Non-Employee Directors Stock Plan.

     "Original Company Shareholder" means Masco Corporation, without giving effect to any Transfer pursuant to Section 2.2 of the Exchange and Voting Agreement or any amendment to the Exchange and Voting Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation, other employee benefit, employment, consulting or change of control agreement, plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject thereto).

     "Restricted Stock Permitted Transferee" means, with respect to any holder of Restricted Stock, the spouse or any lineal descendant (including by adoption and stepchildren) of such holder of Restricted Stock, any trust of which such holder of Restricted Stock is the trustee and which is established solely for the benefit of any of the foregoing individuals, any private charitable foundations of any such holder of Restricted Stock and such other Persons as may be approved from time to time by authority of the board of directors of the Sur-viving Corporation; provided that, following an underwritten public offering of Common Stock of the Surviving Corporation as a result of which 15% or more of the outstanding Common Stock of the Surviving Corporation is registered under the 1933 Act, any Person shall be a Restricted Stock Permitted Transferee.

     "Restricted Stock Plans" means any Plan of the Company that allows the award of restricted shares.

     "Rights" means the rights granted under the Rights Agreement.

     "Rights Agreement" means the Rights Agreement between the Company and the Bank of New York dated February 20, 1998, as amended as of September 22, 1998.

     "Saturn" means Saturn Electronics and Engineering, Inc. and any successor thereto.

     "Saturn Equity Investment" means the equity interests of Saturn beneficially owned by the Company and/or its Subsidiaries and listed on Schedule 4.06(c) on the date hereof and any additional securities issued or received as a distribution to holders of such securities in respect thereof or in exchange therefor.

     "SEC" means the Securities and Exchange Commission.

     "Shares" means shares of Common Stock.

     "Special Committee" means the Special Committee of the Board of Directors formed to, among other things, evaluate the Transactions.

     "Sponsor" means Heartland Industrial Partners, L.P., a Delaware limited partnership.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company or other organization, whether incorporated or unincorporated, of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to such corporation, partnership, association, limited liability company or other organization are at any time directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

     "Surviving Corporation Common Shares" means the common stock, par value $1.00 per share, of the Surviving Corporation.

     "Third Party" means any Person as defined in Section 13(d) of the 1934 Act, other than Merger Subsidiary or Sponsor or any of Sponsor's Affiliates.

     "Topping Fee" means a fee of $16.0 million, less any amount of expense reimbursement paid by the Company pursuant to Section 11.04(b), payable by wire transfer in same day funds to a bank account designated by Merger Subsidiary.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                                            Section

     Accrual Amount.............................................        2.06
     Bank.......................................................     5.07
     Base Merger Consideration..................................        2.04
     Board of Directors.........................................      Recitals
     Cash Out Amount............................................        2.06
     Cash Out Options...........................................        2.06
     Cash Out New Restricted Stock..............................        2.06
     Certificate of Merger......................................        2.02
     Class A Base Merger Consideration..........................        2.04
     Class A Exchanged Shares...................................        2.04
     Class A Merger Consideration...............................        2.04
     Class A Merger Consideration Adjustment....................        2.04
     Class A Preferred Stock....................................      Recitals
     Class B Exchanged Shares...................................        2.04
     Class B Base Merger Consideration..........................        2.04
     Class B Merger Consideration...............................        2.04
     Class B Merger Consideration Adjustment....................        2.04
     Class B Preferred Stock....................................      Recitals
     Commitment Letter..........................................        5.07
     Company....................................................      Recitals
     Company Proxy Statement....................................        4.09
     Company Representatives....................................        6.02
     Company SEC Documents......................................        4.07
     Company Securities.........................................        4.05
     Company Stockholder Meeting................................        6.03
     Company Stockholders.......................................      Recitals
     Company Subsidiary Securities..............................        4.06
     Company/Subsidiary Certificate of Merger...................        4.19
     Confidentiality Agreement..................................        6.02
     Debentures.................................................        4.05
     Denominator................................................        2.04


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
     Term                                                            Section

     DGCL.......................................................      Recitals
     DLLCA......................................................      Recitals
     Dissenting Shares..........................................        2.05
     DOJ........................................................        8.01
     Effective Time.............................................        2.02
     Effective Time Merger Consideration........................        2.07
     Effective Time Option Consideration........................        2.06
     End Date...................................................       10.01
     Equity Commitment Letters..................................        5.07
     Equity Investors...........................................        5.07
     Exchange Agent.............................................        2.07
     Exchange and Voting Agreement..............................      Recitals
     Exchanged Preferred Stock..................................        2.04
     Exchanged Share............................................        2.04
     Financing Agreements.......................................        7.05
     Foreign Plan...............................................        4.17
     FTC........................................................        8.01
     GAAP.......................................................        4.08
     Indemnified Person.........................................        7.03
     Initial Adjustment Amount..................................        1.01
     Initial Denominator........................................        2.04
     IRS........................................................        4.16
     Merger.....................................................      Recitals
     Merger Consideration.......................................        2.04
     Merger Consideration Adjustment............................        2.04
     Merger Subsidiary..........................................      Recitals
     Merger Subsidiary Common Shares............................        2.04
     Merger Subsidiary Representatives..........................        6.02
     New Awards.................................................        2.06
     New Restricted Stock.......................................        2.06
     Option.....................................................        2.06
     Option Consideration.......................................        2.06
     Option Consideration Adjustment............................        2.06
     Preferred Stock............................................        4.05
     Required Amount............................................        5.07
     Restricted Stock...........................................        2.06
     Restrictions...............................................        2.06
     Saturn Sales...............................................        1.01
     Saturn Subsidiary..........................................        9.01
     Schedule 13E-3.............................................        4.09
     Series A Preferred Stock...................................        2.04

     Term                                                            Section

     Surviving Corporation......................................        2.01
     Tax Return.................................................        4.16
     Taxes......................................................        4.16
     Taxing Authority...........................................        4.16
     Transactions...............................................      Recitals


                                    ARTICLE 2

                                   The Merger


     SECTION 2.01. The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the DGCL and the DLLCA, Merger Subsidiary shall be merged with and into the Company, the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

     SECTION 2.02. Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, as promptly as practicable (and in any event within two Business Days) after the satisfaction or waiver of the conditions set forth in Article 9 hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL and the DLLCA (the "Certificate of Merger") in the form of Exhibit D attached hereto, together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and the DLLCA. The Merger shall become effective at the time of such filing or at such later time, which will be as soon as reasonably practicable, specified in the Certificate of Merger (the "Effective Time"). Prior to such filing, a closing shall be held at such time as may be agreed upon by Merger Subsidiary and the Company, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, unless another place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article 9 hereof.

     SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the DLLCA.

     SECTION 2.04. Effect on Securities, Etc.

     (a) Capital Stock of Merger Subsidiary. At the Effective Time, each membership interest of Merger Subsidiary ("Merger Subsidiary Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable Surviving Corporation Common Share.

     (b) Cancellation of Treasury Stock. Each Share that is owned by the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than (x) Shares constituting Restricted Stock, which shall be treated as provided in Section 2.06(b), (y) Dissenting Shares and (z) Shares owned by any Subsidiary of the Company) (each of such Shares, other than Shares referred to in clauses (x), (y) and (z), an "Exchanged Share") shall, by virtue of the Merger, be converted into the right to receive from the Surviving Corporation after the Merger cash in an amount equal to (i) $16.90 (the "Base Merger Consideration") and (ii) all Merger Consideration Adjustments (as defined herein) with respect to each Exchanged Share (clauses
(i) and (ii) together, the "Merger Consideration"). Each such Exchanged Share shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such Exchanged Shares shall, to the extent such certificate formerly represented such Exchanged Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.07 hereof.

     (d) Conversion of Class A Preferred Stock. Each share of Class A Preferred Stock issued and outstanding immediately prior to the Effective Time (the "Class A Exchanged Shares") shall, by virtue of the Merger, be converted into (i) one Surviving Corporation Common Share (the "Class A Base Merger Consideration") and
(ii) the right to receive all Merger Consideration Adjustments with respect to each Class A Exchanged Share (the "Class A Merger Consideration Adjustment") (clauses (i) and (ii) together, the "Class A Merger Consideration"). Each such Class A Exchanged Share shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each such holder of a certificate formerly representing any such Class A Exchanged Shares shall, to the extent such certificate formerly represented such Class A Exchanged Shares, cease to have any rights with respect thereto, except the right to receive the Class A Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.07 hereof.

     (e) Conversion of Class B Preferred Stock. Each share of Class B Preferred Stock issued and outstanding immediately prior to the Effective Time (the "Class B Exchanged Shares," and, together with the Class A Exchange Shares, the "Exchanged Pre-ferred Stock") shall, by virtue of the Merger, be converted into (i) 0.169 of a fully paid and nonassessable share of Series A Preferred Stock, par value $1.00 per share and liquidation preference $100 per share, of the Surviving Corporation (the "Series A Preferred Stock"), having the terms set forth in the certificate of incorporation of the Surviving Corporation set forth in Exhibit E attached hereto, (ii) 0.086392 of a fully paid and nonassessable Surviving Corporation Common Share (clauses (i) and (ii) together, the "Class B Base Merger Consideration") and (iii) the right to receive all Merger Consideration Adjustments with respect to each Class B Exchanged Share (the "Class B Merger Consideration Adjustment") (clauses (i), (ii) and (iii) together, the "Class B Merger Consideration"). Each such Class B Exchanged Share shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that formerly represented any such Class B Exchanged Shares shall, to the extent such certificate formerly represented such Class B Exchanged Shares, cease to have any rights with respect thereto, except the right to receive the Class B Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.07 hereof.

     (f) Calculation and Payment of Merger Consideration Adjustment; Escrow. A "Merger Consideration Adjustment" means an amount per Share, Class A Exchanged Share and Class B Exchanged Share, as the case may be, calculated by adding (1) all unpaid Initial Adjustment Amounts divided by the number equal to the number outstanding immediately prior to the Effective Time (but after the Exchange Date and before the cancellation of the Restricted Stock under Section 2.06), of (i) Exchanged Shares, (ii) Class A Exchanged Shares and Class B Exchanged Shares,
(iii) Shares subject to Cash Out Options, (iv) Shares subject to Options with an exercise price below the Merger Consideration (after giving effect to Adjustment Amounts previously paid or being paid to such Option holder at the time of the calculation) and (v) 10% of the Shares of New Restricted Stock ( as defined herein) (clauses (i), (ii), (iii), (iv) and (v) together, the "Initial Denominator") and (2) all unpaid Subsequent Adjustment Amounts divided by the Denominator (as defined herein). "Denominator" shall mean a number equal to sum of (i) the Initial Denominator and (ii) 90% of the Shares of the Restricted Stock outstanding immediately prior to the Effective Time and before the cancellation of the Restricted Stock under Section 2.06(b). To the extent any part of the Merger Consideration Adjustment is received prior to the Effective Time, that part of the Merger Consideration Adjustment shall be paid with the Base Merger Consideration, Class A Base Merger Consideration and Class B Base Merger Consideration, as the case may be, in accordance with Section 2.07. To the extent any part of the Adjustment Amount is received after the Effective Time, that part of the Merger Consideration Adjustments shall be paid by the Surviving Corporation at the 30th day after the earlier of (i) receipt by the Surviving Corporation of proceeds representing Adjustment Amounts aggregating $5.0 million in excess of previously paid Adjustment Amounts and (ii) the date upon which all amounts which could represent an Adjustment Amount are received by the Company or the Surviving Corporation, as the case may be. Payment of Merger Consideration Adjustments shall be without interest thereon.

     SECTION 2.05. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any Shares or Exchanged Preferred Stock issued and outstanding immediately prior to the Effective Time, and held by a holder who has the right to demand payment for and any appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision), who perfects his demand for the appraisal of the fair value of his Shares or Exchanged Preferred Stock in accordance with the DGCL and, as of the Effective Time, has neither effectively withdrawn nor lost his right to make such demand (such Shares or Exchanged Preferred Stock, the "Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for his Shares or Exchanged Preferred Stock specified in Section 2.04, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

     (b) Notwithstanding the provisions of Section 2.05(a), if any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) his right to make such demand, then as of the Effective Time or the occurrence of such event, whichever occurs later, such dissenting holder's Shares or Exchanged Preferred Stock shall thereafter represent only the right to receive the consideration for Shares or Exchanged Preferred Stock specified in
Section 2.04, without interest thereon, upon surrender of the certificates representing such Shares or Exchanged Preferred Stock.

     (c) The Company shall give Merger Subsidiary, prior to the Effective Time, and the Surviving Corporation, after the Effective Time, (i) prompt notice of any written demands for appraisal of the fair value of any Shares or Exchanged Preferred Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal or the payment of the fair cash value of any such Shares or Exchanged Preferred Stock under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal or the payment of the fair cash value of any Shares or Exchanged Preferred Stock and shall not, except with the prior written consent of Merger Subsidiary, settle or offer to settle any such demands.

     SECTION 2.06. Treatment of Options and Restricted Stock. (a) At or immediately prior to the Effective Time, each outstanding stock option (each, an "Option") to purchase Shares granted under any of the Option Plans, whether or not vested, shall be canceled and holders of such Options with an exercise price below the Effective Time Option Consideration (as defined herein) (the "Cash Out Options") shall receive from the Surviving Corporation (subject to any applicable withholding taxes) an amount equal to the Base Merger Consideration plus any Option Consideration Adjustments (as defined herein) received prior to the Effective Time ("Effective Time Option Consideration") in respect of the number of Shares subject to such Options; provided that the Effective Time Option Consideration for each Share shall be reduced by the exercise price for such Option; provided, further that, notwithstanding any action taken pursuant to Section 6.07(a) hereof, for purposes of this Agreement, each Option will be considered vested upon the occurrence of the Merger without regard to the applicable Option Plan or option agreement or any performance-based criteria. Each Option whether vested or unvested that has an exercise price equal to or greater than the Effective Time Option Consideration shall be canceled as of the Effective Time without consideration; provided that holders of such Options at the Effective Time shall retain the right to receive any Option Consideration Adjustments following the Effective Time only on the terms and to the extent provided in this Section 2.06. Holders of Cash Out Options shall be entitled to receive in respect of the number of Shares subject to such Cash Out Options, Option Consideration Adjustments received after the Effective Time. Holders of Options with an exercise price below the Effective Time Consideration (after giving effect to all Option Consideration Adjustments previously paid or being paid at the time of calculation) shall be entitled to receive Option Consideration Adjustments in respect of the number of Shares subject to such Option. "Option Consideration" means the Effective Time Option Consideration plus all Option Consideration Adjustments previously paid or being paid at the time of calculation. The "Option Consideration Adjustment" means an amount per Share underlying Cash Out Options and Options with an exercise price below the Option Consideration calculated by dividing all unpaid Initial Adjustment Amounts by the Initial Denominator and all unpaid Subsequent Adjustment Amounts by the Denominator. With respect to Options that have an exercise price above the Effective Time Option Consideration and below the Option Consideration, the portion of the Option Consideration Adjustments that shall be paid to such holder in respect of the number of Shares underlying such Options shall equal the difference between
(x) the Effective Time Option Consideration plus all Option Consideration Adjustments previously paid or being paid at the time of the calculation and (y) the exercise price of such Option. Thereafter, for purposes of future Option Consideration Adjustments, such holder in respect of the number of Shares underlying such Options shall receive such Option Consideration Adjustments as if they were holders of Cash Out Options. To the extent any part of the Adjustment Amount that represents an Option Consideration Adjustment is received prior to the Effective Time, that part of the Option Consideration Adjustment shall be paid in accordance with the first sentence of this Section 2.06(a). To the extent any part of the Adjustment Amount that represents an Option Consideration Adjustment is received after the Effective Time, that part of Option Consideration Adjustments shall be paid by the Surviving Corporation at the 30th day after the earlier of (i) receipt by the Surviving Corporation of proceeds representing Adjustment Amounts aggregating $5.0 million in excess of previously paid Adjustment Amounts and (ii) the date upon which all amounts which could represent Adjustment Amounts are received by the Surviving Corporation or the Company, as the case may be. Payment of Option Consideration Adjustments shall be without interest thereon.

     (b) Notwithstanding any provision of this Agreement to the contrary, none of the restrictions relating to any restricted stock awards ("Restricted Stock") granted under any Restricted Stock Plan of the Company shall terminate, be removed or modified as a result of the Transactions. Immediately prior to the Merger, the Committee(s) administering the Restricted Stock Plans will (i) cancel all Restricted Stock awards that are then subject to any restrictions under the terms of the applicable award, and (ii) make new awards ("New Awards") under the applicable Restricted Stock Plan to each participant whose awards were canceled under the preceding subclause (i) as to the same number of shares of common stock as the canceled award and with such New Award taking effect immediately following the Merger and relating to Surviving Corporation Common Shares (the "New Restricted Stock") rather than Shares, provided that such New Awards will provide, except as set forth on the disclosure schedule, as follows:
(1) 15% of each participant's New Restricted Stock will be available upon the effectiveness of the New Award to the participant free of restrictions under the Restricted Stock Plans (other than a prohibition on transfer of such New Restricted Stock to persons other than Restricted Stock Permitted Transferees and securities law restrictions on transferability (collectively, the "Restrictions")), and, in lieu of 10% of an additional amount of New Restricted Stock ("Cash Out New Restricted Stock") the participants will receive cash (valuing a Share of the New Restricted Stock for these purposes at the Base Merger Consideration plus any Merger Consideration Adjustment determined with reference to Initial Adjustment Amounts received prior to the Effective Time (the "Cash Out Amount"), subject to applicable withholding taxes, (2) the balance of each participant's New Restricted Stock will become free of restrictions under the Restricted Stock Plans (other than the Restrictions) ratably on each anniversary of the Merger, commencing on the first anniversary of the Merger through the third anniversary of the Merger, provided that upon the termination of such Restrictions as contemplated under this clause (2), such participant shall be entitled to elect, at his or her option, to receive, in lieu of any share of New Restricted Stock, an amount in cash equal to the sum of
(i) the Cash Out Amount, (ii) any Merger Consideration Adjustments determined with respect to Initial Adjustment Amounts received subsequent to the Effective Time and prior to the applicable anniversary date, and (iii) an amount (the "Accrual Amount") equal to 6% per annum of the Cash Out Amount from the date of the Merger through the applicable anniversary date and of any such Merger Consideration Adjustments from the date of the payment to holders of the Shares through the applicable anniversary date, subject to the balance of this Section 2.06(b); provided, further, that the New Restricted Stock awards will allow the Surviving Corporation to defer the payment of such cash if the Surviving Corporation is prevented under the Facilities from making such payments due to a default, or an event which with notice or lapse of time or both, would constitute a default (without giving effect to any grace period) under the Facilities. In the event the Surviving Corporation defers such payment, the Surviving Corporation will make such payment as soon as practicable after the Surviving Corporation is no longer in default and any event that would constitute a default has been cured or waived. For any such deferral period in respect of a Share of New Restricted Stock, the Accrual Amount in respect of such Share shall be calculated based upon 12% per annum of the deferred amount for the period of deferral. Each individual entitled to shares of Cash Out New Restricted Stock shall be entitled to receive with respect to each share of Cash Out New Restricted Stock from the Surviving Corporation amounts equal to all Merger Consideration Adjustments per Share determined with respect to all Initial Adjustment Amounts received after the Effective Time, payable at the same time such amounts are paid to holders of Shares. The Surviving Corporation shall pay with respect to each share of New Restricted Stock which is free of restriction upon the effectiveness of the New Award pursu-ant to clause (ii)(1) of this paragraph, amounts equal to (1) any Merger Consideration Adjustment determined with reference to Initial Adjustment Amounts received by the Company prior to the Effective Time, which amount shall be payable immediately prior to the Merger, and (2) any Merger Consideration Adjustments determined with reference to Initial Adjustment Amounts received by the Surviving Corporation and paid to a holder of a Share, which shall be payable at the same time as paid to holders of Shares. The Surviving Corporation shall pay with respect to each share of New Restricted Stock which becomes free of restrictions on the first, second or third anniversary of the Effective Time and with respect to which the holder does not elect to receive cash pursuant to clause (ii)(2) of this paragraph, amounts equal to any Merger Consideration Adjustments determined with reference to Initial Adjustment Amounts received after the Effective Time, which shall be payable upon the later of (x) the first, second or third anniversary, as the case may be, on which the restrictions lapse and the holder does not elect to receive cash, and (y) the time such Merger Adjustment Amounts are paid to holders of Shares. Each holder of the New Restricted Stock also shall be entitled to receive with respect to each share of New Restricted Stock (whether or not Cash Out New Restricted Stock) all Merger Consideration Adjustments determined with respect to the Subsequent Adjustment Amounts (whether received prior to or after the Effective
Time), payable at the time such amounts are paid to holders of Shares.

     SECTION 2.07. Surrender of Shares. (a) Prior to the Effective Time, Merger Subsidiary shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as the exchange agent (the "Exchange Agent") for the payment of the Base Merger Consideration and any Merger Consideration Adjustment available at the Effective Time (the "Effective Time Merger Consideration") with respect to Shares and the Class A Merger Consideration Adjustment and the Class B Merger Consideration Adjustment available at the Effective Time. All of the fees and expenses of the Exchange Agent shall be borne by the Surviving Corporation. The Surviving Corporation will serve in the capacity of exchange agent with respect to the Class A Base Merger Consideration and Class B Base Merger Consideration and will, at the Effective Time, upon receipt of the stock certificates for Class A Exchanged Shares and Class B Exchanged Shares duly endorsed and in form for transfer with accompanying stock powers duly executed in blank, exchange such stock certificates for new stock certificates, shares of the Class A Merger Consideration and Class B Merger Consideration, respectively, in accordance with Section 2.04(d) and (e). After the Effective Time, the Surviving Corporation shall be responsible for all Merger Consideration Adjustments, Class A Merger Consideration Adjustments and Class B Merger Consideration Adjustments in accordance with Section 2.04.

     (b) At or prior to the Effective Time, there will be deposited with the Exchange Agent cash in an amount equal to the aggregate Effective Time Merger Consideration (in an amount equal to the number of Exchanged Shares multiplied by the Effective Time Merger Consideration), the Class A Merger Consideration Adjustments available at the Effective Time and the Class B Merger Consideration Adjustment available at the Effective

Time in immediately available funds. The Exchange Agent shall invest the funds as directed by the Surviving Corporation on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

     (c) Promptly following the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail, no later than three Business Days after the Effective Time, to each holder of record of a certificate representing Exchanged Shares converted upon the Merger pursuant to this Agreement (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Merger Subsidiary or the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each holder of a certificate or certificates representing Exchanged Shares converted upon the Merger pursuant to this Agreement may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time. Upon the due surrender of certificates representing Exchanged Shares, the Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor the Effective Time Merger Consideration multiplied by the number of Exchanged Shares represented by such certificate that have been so converted. Until so surrendered, each such certificate shall represent solely the right to receive the Merger Consideration. With respect to Class A Merger Consideration Adjustments to be paid to Class A Exchanged Shares and Class B Merger Consideration Adjustments to be paid to Class B Exchanged Shares, in each case, to be paid at the Effective Time, the Exchange Agent shall not require surrender of certificates pursuant to this Section 2.07 but rather, shall be directed by the Company, by written instructions as to the recipients of such funds and directions for payment.

     (d) If any payment or issuance in respect of Shares, Class A Preferred Stock or Class B Preferred Stock under this Section 2.07 is to be made to a Person other than the Person in whose name a surrendered certificate is registered, it shall be a condition to such payment or issuance that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment or issuance shall have paid any transfer and other taxes required by reason of such payment or issuance in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

     (e) At and after the Effective Time, no further transfer of Shares or Exchanged Preferred Stock which have been converted pursuant to Section 2.04 of this Agreement shall be made, other than transfers of such securities that have occurred prior to the Effective Time.

In the event that, after the Effective Time, certificates representing Shares or Exchanged Preferred Stock which have been converted pursuant to Section 2.04 of this Agreement are presented to the Surviving Corporation, they shall be canceled and exchanged in the manner contemplated by Section 2.04 and as provided in this Section 2.07.

     (f) The Merger Consideration paid in the Merger shall be paid in full to the holder of Shares without interest thereon, and shall be subject to reduction only for any applicable United States federal or other withholding or stock transfer taxes payable by such holder.

     (g) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares may surrender such certificate to the Surviving Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in consideration therefor the consideration due to such holder pursuant to Section 2.04 of this Agreement, without any interest thereon.

     (h) None of Merger Subsidiary, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares or Exchanged Preferred Stock for any cash or securities delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

     SECTION 2.08. Lost, Stolen or Destroyed Certificates. In the event any certificates representing Exchanged Shares or Exchanged Preferred Stock shall have been lost, stolen or destroyed, the Exchange Agent or the Surviving Corporation, as applicable, shall deliver the Effective Time Merger Consideration, Class A Merger Consideration or Class B Merger Consideration pursuant to Section 2.04 hereof, in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     SECTION 2.09. Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to put the Surviving Corporation in possession of all assets and property of every description and every interest, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Company and Merger Subsidiary, the officers and directors of the Surviving Corporation are fully authorized in the name of their respective corporations immedi-ately prior to the Effective Time or otherwise to take, and will take, all such lawful and necessary action.


                                    ARTICLE 3

                            The Surviving Corporation


     SECTION 3.01. Certificate of Incorporation; By-Laws.

     (a) Certificate of Incorporation. The certificate of incorporation of the Company, as changed and as set forth on Exhibit E hereto, shall from and after the Effective Time be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation.

     (b) By-laws. The by-laws of the Company, as changed and as set forth on Exhibit F hereto, shall be the by-laws of the Surviving Corporation until thereafter amended as provided in its certificate of incorporation and by the DGCL.

     SECTION 3.02. Directors and Officers. (a) The board of managers of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the Board of Directors will approve, prior to the Merger, the managers of Merger Subsidiary as the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

     (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed or until their earlier resignation, removal from office or death.


                                    ARTICLE 4

                  Representations and Warranties of the Company


     The Company represents and warrants to Merger Subsidiary that, except as set forth in the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to execution of this Agreement:

     SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has heretofore delivered to Merger Subsidiary true and complete copies of the certificate of incorporation and by-laws of the Company as currently in effect.

     SECTION 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company's corporate powers and, except for the required approval of the Company Stockholders in connection with the consummation of the Company/Subsidiary Merger and the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the Company's outstanding capital stock entitled to vote for directors (voting as a class) is the only vote of the holders of the Company's capital stock necessary in connection with the consummation of the Company/Subsidiary Merger. The affirmative vote of the holders of a majority of the Company's outstanding capital stock entitled to vote for directors (voting as one class) and the affirmative vote of the holders of a majority of outstanding capital stock entitled to vote for directors (other than the Continuing Shareholders) are the only votes of the holders of any of the Company's capital stock necessary by law or contract in connection with the consummation of the Merger. This Agreement and the Equity Investments Sale Agreement constitute valid and binding agreements of the Company.

     (b) At a meeting duly called and held, the Board of Directors, subsequent to the unanimous recommendation of the Special Committee, (i) unanimously approved the Company/Subsidiary Merger and the Company/Subsidiary Merger Agreement, determined that it is advisable and in the best interests of Company Stockholders (other than the Continuing Shareholders) to consummate the Company/Subsidiary Merger, and resolved to recommend approval of the Company/Subsidiary Merger and the Company/Subsidiary Merger Agreement by Company Stockholders, and (ii) approved the Merger and this Agreement, determined that it is advisable and in the best interests of Company Stockholders (other than Continuing Shareholders) to consummate the Merger and the other Transactions, and (iii) resolved to recommend approval of the Company/Subsidiary Merger, the Company/Subsidiary Merger Agreement, the Merger and this Agreement by Company Stockholders.

     (c) At a meeting duly called and held, the Special Committee has (i) unanimously resolved to recommend that the Board of Directors approve and declare advisable the Company/Subsidiary Merger and the Company/Subsidiary Merger Agreement, (ii) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company Stockholders (other than Merger Subsidiary and its Affiliates, Company Shareholder and its Subsidiaries, IS and FS) and (iii) resolved (subject to Section 6.04 hereof) to recommend that the Board of Directors approve and declare advisable this Agreement and the Transactions.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of the Company/Subsidiary Merger Agreement, this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Company/Subsidiary Merger and the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of the Antitrust Laws of the foreign jurisdictions set forth on Schedule 4.03, (iii) compliance with any applicable requirements of the 1933 Act, 1934 Act and any other applicable securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.04. Non-contravention. The execution, delivery and performance by the Company of the Company/Subsidiary Merger Agreement, this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 hereof, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or under any agreement or instrument relating to any of the Equity Investments or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.05. Capitalization. (a) The authorized capital stock of the Company consists of 250,000,000 Shares and 25,000,000 shares, par value $1.00 per share, of preferred stock (the "Preferred Stock"). As of the close of business on July 31, 2000, (i) 44,740,401 Shares were issued and outstanding,
(ii) no shares of Preferred Stock were issued or outstanding and (iii) no Shares were held by the Company in its treasury. All outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) As of the close of business on July 31, 2000, 250,000 shares of Preferred Stock have been designated as Series A Preferred and are reserved for issuance pursuant to the Rights (as defined in the Rights Agreement) issued under the Rights Agreement.

     (c) As of the close of business on July 31, 2000, 9,838,710 Shares were issuable upon conversion of the Company's 4.5% Convertible Subordinated Debentures due 2003 (the "Debentures") at a conversion price of $31.00 per Share.

     (d) As of the close of business on July 31, 2000:

          (i) 3,770,198 Shares were reserved for issuance pursuant to options granted under the Option Plans which options are outstanding on the date hereof and, of such options, 1,612,078 are vested and exercisable as of the date hereof without regard to any "change of control" trigger in an Option Plan or option agreement governing such Options,

          (ii) 3,678,811 shares of Restricted Stock were the subject of awards under the Restricted Stock Plans and will remain subject to restrictions until the End Date (as defined herein) (disregarding matters contemplated by Section 2.06 hereof and the effect of the Transactions) under the Restricted Stock Plans or an award agreement governing them, and

          (iii) 224,826 shares of phantom stock were the subject of awards under the Company's Phantom Stock Plans, which awards are outstanding on the date hereof.

     (e) Except as set forth in this Section 4.05 or as contemplated by Section 2.06(b), 6.10 or 9.01(g), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) stock appreciation, phantom stock or similar rights with respect to the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). Except with respect to the Debentures, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

     SECTION 4.06. Subsidiaries; Equity Investments. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     (c) Schedule 4.06(c) lists (x) any equity interest in any subsidiary of the Company or any other corporation, partnership, joint venture or other business association or entity owned directly or indirectly by the Company and having a fair market value or book value in excess of $1.0 million and (y) the Company's reasonably approximate tax basis in each Equity Investment.

     SECTION 4.07. SEC Filings. (a) The Company has delivered to Merger Subsidiary (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1999, 1998 and 1997, (ii) its quarterly report on Form 10-Q for its fiscal quarter ending March 31, 2000, (iii) its proxy statements relating to meetings of the Company Stockholders held since December 31, 1999 and (iv) all of its other reports, statements, schedules and registration statements filed with the

SEC since December 31, 1999 (the documents referred to in this Section 4.07(a), collectively, the "Company SEC Documents").

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1934 Act.

     (c) As of its filing date, each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements).

     SECTION 4.09. Disclosure Documents. (i) The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto and (ii) the statement on
Schedule 13E-3 to be filed by the Company concurrently with the filing of the Company Proxy Statement (such statement, as amended or supplemented, is referred to herein as the "Schedule 13E-3") and any amendments or supplements thereto will each, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to Company Stockholders, and at the time such stockholders vote on the adoption of the Company/Subsidiary Merger Agreement and this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement or the Schedule 13E-3 based upon information furnished to the Company by or on behalf of Merger Subsidiary for use therein.

     SECTION 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than quarterly cash dividends on the Shares not in excess of $.08 per share per quarter and having customary record and payment dates), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than ordinary course open market purchases made in connection with the Company's stock incentive plan);

          (c) any amendment of any material term of any outstanding security of the Company or any of its Material Subsidiaries;

          (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness in excess of $5.0 million, individually or in the aggregate, other than (i) under the Credit Agreement in the ordinary course of business consistent with past practices to fund general corporate purposes, (ii) between the Company and its Subsidiaries or between two or more of the Company's Subsidiaries or (iii) trade payables in the ordinary course of business;

          (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any asset that is material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practices;

          (f) any making of any material loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries or by its wholly-owned Subsidiaries to or in the Company or other Subsidiaries of the Company;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

          (h) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act or other applicable law or regulation; or

          (i) except for the severance plans established pursuant to an agreement by the majority of the members of the Employee Retention Committee and except as required by law, any adoption or amendment in any respect of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director or elected officer of the Company or increase in any manner of the compensation or fringe benefits of any director or elected officer of the Company or payment of any benefit not required by any existing agreement or placement of any assets in any trust for the benefit of any director or elected officer of the Company not required by any existing agreement.

     SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in any of the Company SEC Documents filed prior to the date hereof;

          (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date;

          (c) liabilities or obligations under this Agreement; and

          (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.12. Compliance with Laws and Court Orders. The Company and each of its Subsidiaries are, and since January 1, 1999 have been, in compliance with any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.13. Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, together with all other such actions, suits, investigations or proceedings, a Material Adverse Effect.

     SECTION 4.14. Finders' Fees. Except for Salomon Smith Barney Inc., McDonald Investments, Inc. and Morgan Lewis Githens & Ahn, copies of whose engagement agreements have been provided to Merger Subsidiary, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

     SECTION 4.15. Opinion of Financial Advisor. (a) The Board of Directors has received the opinion of the financial advisor to the Company to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than Merger Subsidiary and its Affiliates and the Continuing Shareholders and their respective Affiliates).

     (b) The Special Committee has received the opinion of the financial advisor to the Special Committee to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than Merger Subsidiary and its Affiliates and the Continuing Shareholders and their Affiliates).

     SECTION 4.16. Taxes. (a) The Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf), taking into account any extension of time within which to file, all material Tax Returns required to be filed by it and all such material Tax Returns are true and complete in all material respects.

     (b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of, all taxes shown on such Tax Returns.

     (c) There are no material Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries.

     (d) No material federal, state, local or foreign audits or administrative proceedings are pending or, to the Company's knowledge, threatened, with regard to any Taxes or any Tax Return of the Company or its Subsidiaries.

     (e) Except for the severance, Option Plans, Supplemental Executive Retirement and Disability Plan and stay bonus plans described in Section 7.04(b) no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect could be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the Internal Revenue Service ("IRS") or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     SECTION 4.17. Employee Benefit Plans. (a) Schedule 4.17 lists (i) those Benefit Plans that are "employee welfare benefit plans" within the meaning of
Section 3(1) of ERISA the liabilities of which would reasonably be expected to have a Material Adverse Effect on the Company, (ii) all Benefit Plans that are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA, and (iii) all Multiemployer Plans. Between the date hereof and 10 days prior to the Company's Stockholder's Meeting, the Company will use its reasonable best efforts to revise Schedule 4.17 to list all Benefit Plans and Multiemployer Plans. Copies of all written Benefit Plans, summary plan descriptions, trust agreements, actuarial valuation reports and the most recent annual return and IRS determination letters have been, or will have been, at least 10 days prior to the Company's Stockholders Meeting, made available to Merger Subsidiary.

     (b) Except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

          (i) each Benefit Plan has at all times been maintained and administered in all respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code. Each Benefit Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to be qualified under Sec-tion 401(a) of the Code, and the Company knows of no fact or circumstance giving rise to a material likelihood that the plan would not be treated as so qualified by the IRS;

          (ii) all required contributions to any Benefit Plans and Multiemployer Plans that are "defined benefit pension plans" required to be made by the Company or any Subsidiary in accordance Section 302 of ERISA or Section 412 of the Code, have been timely made; there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan; and no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code;

          (iii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said Section 4043;

          (iv) no liability has been incurred or is expected to be incurred by the Company or any Subsidiary thereof under Title IV of ERISA with respect to any Benefit Plan or Multiemployer Plan, or with respect to any other Plan presently or heretofore maintained or contributed to during the 5 year period prior to the Effective Time by any ERISA Affiliate;

          (v) with respect to each Multiemployer Plan, (i) no withdrawal liability (within the meaning of Section 4201(b) of ERISA) has been incurred by the Company or any ERISA Affiliate, and the Company has no reason to believe that any such withdrawal liability will be incurred, (ii) no such Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (iii) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that such Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA), (iv) to the knowledge of the Company or any Subsidiary thereof, no proceedings have been instituted by the PBGC against such Multiemployer Plan, (v) neither the Company nor any Subsidiary thereof has sold assets in a transaction intended to satisfy the requirements of Section 4204 of ERISA, and (vi) if the Company or any ERISA Affiliate were to have a complete or partial withdrawal under Section 4203 of ERISA as of the Effective Time, no withdrawal liability would exist on the part of the Company or any ERISA Affiliate;

          (vi) neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Sections 4971 through 4980E of the Code or civil liability under Section 502(i) or (l) of ERISA;

          (vii) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

          (viii) there is no commitment or agreement that would prevent the termination or modification as to employees or former employees of the Company of any Benefit Plan under which obligations to provide post-retirement welfare benefits arise other than with respect to benefits the liabilities of which are disclosed in the audited financial statements of the Company in accordance with FAS 106; and

          (ix) no action (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary thereof that could reasonably be expected to give rise to any such action.

     (c) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) all contributions required to be made by the Company or any Subsidiary with respect to a Foreign Plan have been timely made, (ii) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority, and (iii) neither the Company nor any Subsidiary has incurred any obligation in connection with the termination or withdrawal from any Foreign Plan. To the knowledge of the Company, each of the Foreign Plans that is a defined benefit plan has plan assets with aggregate fair market value that is greater than such plan's liabilities, as determined in accordance with applicable laws using reasonable actuarial assumptions. For purposes hereof, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary with respect to employees (or former employees) employed outside the United States.

     SECTION 4.18. Environmental Matters. Except as disclosed in the Company SEC Documents filed prior to the date hereof and except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person, nor is the Company subject to any judgment, decree, or agreement, relating to or arising out of any Environmental Law; and

          (ii) the Company is in compliance with, and has no liability under, all Environmental Laws and all Environmental Permits.

     SECTION 4.19. Antitakeover Statutes and Rights Agreement; Company/Subsidiary Merger. (a) The Company has taken all action necessary to exempt the Merger, this Agreement, the Exchange and Voting Agreement and the Transactions from the restrictions on "business combinations" contained in
Section 203 of the DGCL, and, accordingly, neither the restrictions of such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such Transactions.

     (b) The Company has taken all action necessary to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement, and the Transactions. The Rights Agreement has been amended such that it will expire and all Rights will be canceled immediately prior to the Effective Time and the Rights Agreement will have no force or effect on or after the Effective Time.

     (c) The Company/Subsidiary Merger will be effective upon the affirmative vote of the majority of the outstanding Shares and Exchanged Preferred Stock held by the Company Stockholders (voting as one class) and the filing of the certificate of merger (in the form attached as Exhibit B to the Company/Subsidiary Merger Agreement) (the "Company/Subsidiary Certificate of Merger") with the Secretary of State of the State of Delaware.

     SECTION 4.20. Disclaimer of Other Representations and Warranties. The Company does not make, and has not made, any representations or warranties in connection with the Merger other than those expressly set forth herein. It is understood that any data, any financial information or any memoranda or offering materials or presentations (including but not limited to the Confidential Information Memorandum dated August, 1999) are not and shall not be deemed to be or to include representations or warranties of the Company. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary thereof or their respective businesses, or otherwise in connection with the Merger and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.


                                    ARTICLE 5

               Representations and Warranties of MERGER SUBSIDIARY


     Merger Subsidiary represents and warrants to the Company that:

     SECTION 5.01. Existence and Power. Merger Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and has all limited liability company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Merger Subsidiary was formed solely for the purpose of engaging in the Transactions. Since the date of its formation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Subsidiary has no Subsidiaries.

     SECTION 5.02. Authorization. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions are within the limited liability company powers of Merger Subsidiary and have been duly authorized by all necessary limited liability company action. This Agreement constitutes a valid and binding agreement of Merger Subsidiary.

     SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Merger Subsidiary is qualified to do business, (ii) compliance with any applicable requirements of the Antitrust Laws of the foreign jurisdictions set forth on Schedule 5.03 hereof, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not be reasonably expected to materially impair the ability of Merger Subsidiary to consummate the Transactions.

     SECTION 5.04. Non-contravention. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of any limited liability company agreement or organizational document of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03 hereof, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Merger Subsidiary or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Merger Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of Merger Subsidiary, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to materially impair the ability of Merger Subsidiary to consummate the Transactions.

     SECTION 5.05. Disclosure Documents. None of the information provided by Merger Subsidiary for inclusion (i) in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to the Company Stockholders and at the time the Company Stockholders vote on adoption of the Company/Subsidiary Merger Agreement and this Agreement or (ii) in the Schedule 13E-3 will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 5.06. Finders' Fees. Except for Chase Securities Inc., Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation, whose fees will be paid by the Surviving Corporation only if the Transactions are consummated, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Merger Subsidiary who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the Transactions.

     SECTION 5.07. Financing. (a) Merger Subsidiary has received and furnished copies to the Company of (i) a commitment letter to provide financing to the Company or a Subsidiary of the Company (including the Summary of Terms and Conditions annexed thereto, the "Commitment Letter") with The Chase Manhattan Bank (the "Bank") dated as of July 31, 2000, and (ii) the Exchange and Voting Agreement. The funds which Bank has agreed, subject to the terms and conditions of the Commitment Letter, to provide will be sufficient, when taken together with other funds available to Merger Subsidiary and assuming compliance by the Company Shareholder, IS and FS with the Exchange and Voting Agreement, to enable it to provide to the Exchange Agent the aggregate Merger Consideration and other amounts owing as a result of the Transactions, to refinance substantially all of the existing debt of the Company and its Subsidiaries, to the extent contemplated by the Transactions as contemplated by the Commitment Letter, and to pay all related fees and expenses (collectively, the "Required Amount").

     (b) As of the date hereof (i) the Commitment Letter has not been withdrawn and is in full force and effect and (ii) Merger Subsidiary has no reason to believe that any of the conditions set forth in the Commitment Letter will not be satisfied.

     (c) Merger Subsidiary has received and furnished a copy to the Company of the equity commitment letters (the "Equity Commitment Letters") addressed to Merger Subsidiary from Sponsor and each of the other equity investors in Merger Subsidiary (the "Equity Investors"), each dated as of July 31, 2000 pursuant to which the Equity Investors have committed to make available to Merger Subsidiary certain funds, subject to the terms and conditions contained therein, for the purpose of consummating the Transactions. As of the date hereof, (i) no Equity Commitment Letter has been withdrawn and each Equity Commitment Letter is in full force and effect and (ii) Merger Subsidiary has no reason to believe that any of the conditions set forth in any Equity Commitment Letter will not be satisfied.

     (d) Immediately after the consummation of the Transactions, the Surviving Corporation (i) will not be insolvent, (ii) will not be left with unreasonably small capital, and (iii) will not have debts beyond its ability to pay such debts as they mature.

     SECTION 5.08. Member Appraisal Rights. The members of the Merger Subsidiary are not entitled by law or by contract to receive appraisal rights as a result of the Merger.


                                    ARTICLE 6

                            Covenants of the Company


     The Company agrees that, except as set forth in the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to the execution of this Agreement:

     SECTION 6.01. Conduct of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Merger Subsidiary, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement or (y) required by law, prior to the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, without the consent of Merger Subsidiary:

          (a) expend funds for capital expenditures that in the aggregate would cause total capital expenditures for the period from January 1, 2000 to the Effective Time to exceed 110% of the amounts set forth in the most recent version of the business plan previously provided to Merger Subsidiary;

          (b) sell, lease, license or otherwise dispose of any Material Subsidiary or any material amount of assets, securities or property of the Company and its Subsidiaries, taken as a whole, except (i) pursuant to existing contracts or commitments and (ii) other dispositions pursuant to the Company's disposition program set forth on Schedule 6.01(b) or otherwise in the ordinary course consistent with past practice;

          (c) amend its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Material Subsidiary of the Company; or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (d) except for issuances (i) upon exercise of presently outstanding awards under any Plan, (ii) upon conversion of the Debentures outstanding on the date hereof, or (iii) as previously disclosed in writing to Merger Subsidiary or its affiliates, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

          (e) make or agree to make any acquisition of equity interest (whether through a purchase of stock, establishment of a joint venture or otherwise) or assets which is material to the Company and its Subsidiaries, taken as a whole, except for (i) purchases of inventory and supplies in the ordinary course of business, (ii) pursuant to purchase orders entered into in the ordinary course of business or (iii) acquisitions disclosed on Schedule 6.01(e) on terms agreed to with Merger Subsidiary;

          (f) settle or compromise (i) any shareholder derivative suits arising out of the Transactions or (ii) any other material litigation (whether or not commenced prior to the date of this Agreement) set forth on Schedule 6.01(f) or settle, pay or compromise any claims not required to be paid, other than, in each case, in consultation and cooperation with Merger Subsidiary and, with respect to any such settlement, with the prior written consent of Merger Subsidiary;

          (g) directly or indirectly, sell, convey, transfer or otherwise dispose (collectively, a "Transfer") of any of the Equity Investments or amend or modify the Equity Investments Sale Agreement or enter into any agreement to do any of the foregoing other than pursuant to the Equity Investments Sale Agreement; provided that the Company shall be permitted to Transfer an Equity Investment other than pursuant to the Equity Investments Sale Agreement so long as the Company has deposited the funds received from such Transfer in an escrow account to fund the Transactions, on reasonably acceptable terms, and otherwise complied with
     Section 9.02(d); provided, however, that in the event such escrow arrangement would cause the Company to be in default under the Credit Agreement, the Company shall take all action to comply with the Credit Agreement (including using the proceeds of any such sale to repay outstanding borrowings under the Credit Agreement) and, if permitted under the Credit Agreement, make borrowings as soon as practicable thereafter under the Credit Agreement in the amount of such proceeds for deposit in an escrow account to fund the Transactions on reasonably satisfactory terms and otherwise in compliance with Section 9.02(d);

          (h) (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time;

          (i) waive or amend any provision of the Rights Agreement or otherwise take any action with respect to the Rights Agreement; or

          (j) authorize, or commit or agree to take, any of the foregoing actions.

     SECTION 6.02. Access to Information. From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Merger Subsidiary and its members, managers, employees, counsel, advisors, representatives (collectively, the "Merger Subsidiary Representatives") and representatives of financing sources identified by Merger Subsidiary reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Company Representatives and the Company's Subsidiaries to furnish Merger Subsidiary and the Merger Subsidiary Representatives and representatives of financing sources identified by Merger Subsidiary with such financial and operating data and such other information with respect to the business and operations of the Company and its Subsidiaries as Merger Subsidiary and representatives of financing sources identified by Merger Subsidiary may from time to time reasonably request. Merger Subsidiary agrees that any information furnished pursuant to this Section 6.02 shall be subject to the provisions of the letter agreement dated April 27, 2000 between Sponsor and the Company (the "Confidentiality Agreement").

     SECTION 6.03. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of the Company Stockholders (the "Company Stockholder

Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of the Company/Subsidiary Merger Agreement and the Company/Subsidiary Merger and the adoption of this Agreement and the Merger. Subject to Section 6.04 hereof, the Board of Directors and the Special Committee shall recommend adoption of the Company/Subsidiary Merger Agreement and the Company/Subsidiary Merger and shall recommend adoption of this Agreement and the Merger by the Company Stockholders. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, use all commercially reasonable efforts to have cleared by the SEC and thereafter mail to the Company Stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to Section 6.04, use all commercially reasonable efforts to obtain the necessary approvals by the Company Stockholders of the Company/Subsidiary Merger Agreement, the Company/Subsidiary Merger, this Agreement and the Transactions and (iii) otherwise comply with all legal requirements applicable to such meeting.

     SECTION 6.04. No Solicitation. (a) The Company agrees that it will not, directly or indirectly through any officer, subsidiary, affiliate, director, employee, stockholder, representative, agent or other person, (i) seek, initiate, solicit or encourage any Person to make an Acquisition Proposal, (ii) engage in negotiations or discussions concerning an Acquisition Proposal with any person or group, (iii) disclose any non-public information relating to the Company or give access to the properties, employees, books or records of the Company or any of its subsidiaries to any person or group in connection with any Acquisition Proposal or (iv) approve or recommend or agree to approve or recommend any Acquisition Proposal; provided that nothing herein shall prevent the Board of Directors from (a) furnishing information to any person that has made an Acquisition Proposal not solicited in violation of this paragraph or (b) subject to the other provisions of this paragraph, entering into or participating in discussions or negotiations concerning an Acquisition Proposal not solicited in violation of this paragraph so long as, in any case, (x) the Board of Directors or the Special Committee shall have concluded in good faith, after receiving and considering the advice of its outside legal counsel, that failing to participate in such discussions or negotiations or furnishing such information would cause the Board of Directors or the Special Committee to be in breach of its respective fiduciary responsibilities to the Company Stockholders under applicable law, and (y) prior to participating in such discussions or negotiations or furnishing any such information, the Company and the party making such offer agrees to a confidentiality agreement on terms that are, in the aggregate, no less favorable to the Company than those of the Confidentiality Agreement to which Sponsor is a party (other than the standstill provisions thereof) and Merger Subsidiary is given concurrent or advance written notice thereof unless the Board of Directors or the Special Committee shall have concluded in good faith, after receiving and considering the advice of its outside counsel, that doing so would cause it to be in breach of its respective fiduciary responsibilities to the Company Stockholders under applicable law. The Board of Directors or the Special Committee may (x) fail to make, withdraw, or modify in a manner adverse to Merger Subsidiary its recommendation to its stockholders referred to in Section 6.03 hereof, (y) take and disclose to the Company Stockholders a position contemplated by Rule 14e-2 under the 1934 Act or otherwise complying with its disclosure obligations and/or (z) take any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case only if the Board of Directors or the Special Committee determines, in good faith after consultation with outside legal counsel to the Company, that such action is required in the exercise of its respective fiduciary duties under applicable law.

     (b) The Company shall notify Merger Subsidiary in writing no later than the end of the next business day after receipt thereof of the receipt of any Acquisition Proposal (including a copy thereof if in writing), the terms and conditions of such Acquisition Proposal and the identity of the person making it. The Company also shall promptly notify Merger Subsidiary no later than the end of the next Business Day of any change to or modification of such Acquisition Proposal.

     (c) The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use commercially reasonable efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     SECTION 6.05. State Takeover Laws. The Company shall, upon the request of Merger Subsidiary, take all reasonable steps to assist in any challenge by Merger Subsidiary to the validity or applicability to the Transactions, including the Merger, of any state takeover law.

     SECTION 6.06. Reports. During the period from the date of this Agreement to the Effective Time, the Company shall provide Merger Subsidiary with monthly financial statements in the existing reporting format (balance sheet, cash flow statement, income statement and, if available, notes thereto), broken out by operating unit (except as to the cash flow statement, which shall be a consolidated statement), no later than the fifteenth Business Day following the end of each calendar month following the date of this Agreement; provided that for calendar months that are also the end of a calendar quarter, the Company may provide such financial information to Merger Subsidiary on the same date such information is publicly released in accordance with the past practice of the Company.

     SECTION 6.07. Plans. (a) The Company covenants and agrees that it will take any and all necessary action including, without limitation, actions contemplated by Section 3.02 hereof to ensure that the Transactions will not constitute a "change of control" under any Option Plan or Restricted Stock

Plan or option agreement or award agreement, except, in the case of the Options, to the extent contemplated by Section 2.06 hereof.

     (b) The Company covenants and agrees that the Committees administering the Restricted Stock Plans will take any and all necessary action to ensure that awards of Restricted Stock are replaced with the New Awards, and any necessary adjustments or actions in respect of the Restricted Stock Plans or reasonably requested by Merger Subsidiary are made to provide for the treatment of Restricted Stock required by Section 2.06 hereof.

     (c) The Company covenants and agrees that it will take all necessary action to ensure that the Options that are not Cash Out Options will be canceled in accordance with Section 2.06(a).

     SECTION 6.08. Equity Investments. Except as set forth in Section 6.01(g), the Company covenants and agrees that it will use commercially reasonable efforts to cause the Equity Investments to be sold on or prior to the Effective Time pursuant to the terms and conditions set forth in the Equity Investments Sale Agreement, as in effect on the date hereof. The Company shall not amend, modify or terminate the Equity Investments Sale Agreement without the prior written consent of Merger Subsidiary.

     SECTION 6.09. Confidentiality Agreement. The Company agrees to waive the application of the standstill provisions of the Confidentiality Agreement to the transactions contemplated by the Exchange and Voting Agreement.

     SECTION 6.10. Issuance of Class A Preferred Stock and Class B Preferred Stock. Promptly after the date hereof, the Company shall file with the Secretary of State of the State of Delaware a certificate of designation having the terms set forth as Exhibit G attached hereto establishing and designating 4,250,000 shares of Class A Preferred Stock and a certificate of designation establishing and designating 2,150,000 shares of Class B Preferred Stock. Upon the surrender of each Continuing Shareholder Exchange Share on the Exchange Date in accordance with the Exchange and Voting Agreement, the Company shall promptly on such date issue one share of Class A Preferred Stock, without additional consideration therefor to the holder thereof, and such shares of Class A Preferred Stock shall be validly issued, fully paid and nonassessable. Upon the surrender of each Company Shareholder Exchange Share on the Exchange Date in accordance with the Exchange and Voting Agreement, the Company shall promptly on such date issue one share of Class B Preferred Stock to the holder thereof, and such shares of Class B Preferred Stock shall be validly issued, fully paid and nonassessable. The Shares so exchanged for Class A Preferred Stock or Class B Preferred Stock shall be treasury shares.

     SECTION 6.11. Saturn Escrow. In the event the Company Transfers the Saturn Equity Investment prior to Closing, the Company shall, in accordance with 2.04(f) and 2.06(a), deposit an amount equal to the proceeds from such sale in an escrow arrangement on terms reasonably satisfactory to Merger Subsidiary; provided, however, in the event such escrow arrangement would cause the Company to be in default under the Credit Agreement, the Company shall take all action to comply with the Credit Agreement (including using the proceeds of any such sale to repay outstanding borrowings under the Credit Agreement) and, if permitted under the Credit Agreement, make borrowings as soon as practicable thereafter under the Credit Agreement in the amount of such proceeds for deposit in such an escrow account.


                                    ARTICLE 7

                         Covenants of MERGER SUBSIDIARY


     Merger Subsidiary agrees that:

     SECTION 7.01. Obligations of Merger Subsidiary. Merger Subsidiary covenants and agrees that it will use commercially reasonable efforts to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 7.02. Voting of Shares. Merger Subsidiary agrees to vote all Shares beneficially owned by it in favor of adoption of the Company/Subsidiary Merger Agreement and this Agreement at the Company Stockholder Meeting.

     SECTION 7.03. Director and Officer Liability. The Surviving Corporation hereby agrees to do the following:

          (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and each of its Subsidiaries (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the DGCL or any other applicable laws or provided under the Company's certificate of incorporation and by-laws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occur-ring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 225% of the annual premiums paid as of the date hereof the by Company for such insurance and provided, further, that if the premiums with respect to such insurance exceed 225% of the annual premiums paid as of the date hereof by the Company for such insurance, the Surviving Corporation shall be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 225% of the annual premiums paid by the Company as of the date hereof.

          (c) If the Surviving Corporation or any of its successors or assigns
     (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Merger Subsidiary or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.

          (d) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under the DGCL or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     SECTION 7.04. Employee Benefits After the Merger. (a) Merger Subsidiary agrees that for a period of two years following the Effective Time, the Surviving Corporation shall provide (i) compensation programs and plans, and
(ii) employee benefit and welfare plans, programs, contracts, agreements and policies, fringe benefits and vacation policies, substantially equivalent to the ones which are currently provided by the Company; provided that notwithstanding anything in this Agreement to the contrary the Surviving Corporation shall not be required to maintain any individual plan or program, other than those contemplated by Section 2.06 and Section 9.01(g); provided, that this provision shall terminate with respect to the participation in any plans or programs by employees of any business transferred to any third party after the Effective Time; and provided, further, that the Surviving Corporation may offer all employees of the Surviving Corporation employee benefits under "Wellness First" or "Choices" or substantially similar plans, notwithstanding the fact that some employees may not be covered by such plan at the Effective Time.

     (b) Notwithstanding the foregoing, nothing in this Section 7.04 shall preclude Surviving Corporation from seeking to (i) modify any employment agreement with the consent of the affected employee or employees or (ii) modify any Plan to the extent such modification is permitted by the terms of such Plan and is consistent with Section 7.04(a).

     (c) Notwithstanding Section 7.04(a), employment of any of the employees by the Surviving Corporation will be "at will" and may be terminated by the Surviving Corporation at any time for any reason (subject to any legally binding agreement other than this Agreement, or any applicable laws or collective bargaining agreement, or any other arrangement or commitment). No provision of this Section 7.04 shall confer any third party beneficiary rights or benefits to any employee of the Surviving Corporation under this Agreement.

     SECTION 7.05. Financing Arrangements. (a) Merger Subsidiary shall use its commercially reasonable efforts to obtain financing in an amount at least equal to the Required Amount, including by executing definitive agreements for the Facilities on or prior to the Effective Time. The Commitment Letter and the definitive agreements for the Facilities (along with any other document pursuant to which Merger Subsidiary intends to obtain financing of all or a portion of the Required Amount) are referred to herein collectively as the "Financing Agreements." The Company will be afforded a reasonable opportunity to review and comment on the representations and warranties contained in the Financing Agreements and no such representation or warranty, insofar as it relates to facts and circumstances relating to the Company and its Subsidiaries, shall be included therein that the Company shall have advised Merger Subsidiary is incorrect or inaccurate. Merger Subsidiary shall use commercially reasonable efforts to ensure that the representations and warranties contained in the Financing Agreements shall be consistent with the Commitment Letter.

     (b) Without limiting the generality of the foregoing, in the event that at any time funds are not or have not been made available under the Financing Agreements so as to enable Merger Subsidiary to proceed with the Merger in a timely manner, Merger Subsidiary shall (i) use its commercially reasonable efforts to obtain alternative funding in an amount at least equal to the Required Amount on terms and conditions comparable to those provided in such Financing Agreements or otherwise on terms reasonably acceptable to Merger Subsidiary and (ii) shall continue to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided, however, nothing contained herein shall require Merger Subsidiary to obtain equity financing in excess of the amount of equity financing contemplated in the Commitment Letter.

                                    ARTICLE 8

                 Covenants of MERGER SUBSIDIARY and the Company


                  The parties hereto agree that:

     SECTION 8.01. Commercially Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement and to the fiduciary duties of the Board of Directors and the Special Committee under applicable law (as determined by such directors in good faith), the Company and Merger Subsidiary will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions, including, to assist Merger Subsidiary and cooperate with Merger Subsidiary and the Bank and other lenders in order for Merger Subsidiary to establish its contemplated debt financing arrangements. In furtherance and not in limitation of the foregoing, the Company agrees to make, if required, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Equity Sale Investments Agreement as promptly as practicable and in any event within 15 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     (b) In connection with the efforts referenced in Section 8.01(a) to obtain all requisite approvals and authorizations for the Transactions under any other Antitrust Law, each of Merger Subsidiary and the Company shall use all commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

     SECTION 8.02. Certain Filings. The Company and Merger Subsidiary shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and the Schedule 13E-3, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Author-ity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions, and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers. In addition, the Company will cooperate and utilize all reasonable commercial efforts to obtain any and all necessary consents required to consummate the sale of equity investments pursuant to the Equity Investments Sale Agreement.

     SECTION 8.03. Public Announcements. Merger Subsidiary and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 8.04. Notices of Certain Events. Each of the Company and Merger Subsidiary shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (b) any notice or other communication from any Governmental Authority in connection with the Transactions;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or 4.13 hereof, or that relate to the consummation of the Transactions;

          (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

               (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or

               (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied; and

          (e) any failure of the Company or Merger Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

     SECTION 8.05. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Merger Subsidiary and the Company will hold, and will use all commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the Transactions in accordance with the terms of the Confidentiality Agreement.

     SECTION 8.06. Saturn Sales. (a) The Company hereby appoints the Adjustment Committee (in their capacity as directors of the Saturn Subsidiary) the Adjustment Committee and authorizes them to be in sole control in accordance with the terms of this Agreement of the Saturn Sales, the Merger Consideration Adjustment and the Option Consideration Adjustment to the extent the Saturn Sales are not consummated prior to the Effective Time, including, without limitation, to take any and all necessary, advisable or desirable action that they deem appropriate in their sole discretion to direct the Saturn Sales and administer the Merger Consideration Adjustment and the Option Consideration Adjustment. Notwithstanding the foregoing, the consideration for the Saturn Sales shall only be cash. Any proceeds that, in accordance with this Agreement, constitute an Adjustment Amount shall be deposited in an escrow account on terms satisfactory to the Adjustment Committee, pending payment of the Merger Consideration Adjustment and the Option Consideration Adjustment with reference thereto pursuant to the terms of this Agreement.

     (b) The Surviving Corporation agrees to indemnify the Adjustment Committee to the extent provided in Section 8.06(c) for a period of six years from the date of the consummation of all Saturn Sales. For a period of six years from the consummation of the Saturn Sales in full, the Surviving Corporation agrees to provide officers and directors' liability insurance to the Adjustment Committee comparable to that provided in Section 7.03(b). After the Effective Time, each member of the Adjustment Committee shall be entitled to a fee, in cash, per meeting (whether in person or via telephone conference), in an amount equal to the amount payable prior to the Effective Time to members of the Special Committee per meeting. Such fee will be payable upon consummation of the Saturn Sales in full.

     (c) So long as the Saturn Sales have not been consummated in full, the Saturn Subsidiary shall have (x) the Adjustment Committee appointed as its board of directors, (y) a certificate of incorporation and/or bylaws that provide: (i) that the corporation only has the power and authority to own the Saturn Equity Investment and to conduct the Saturn Sales and shall have no authority to conduct business, other than to consummate the Saturn Sales in accordance with the terms of this Agreement, and other business activities ancillary to the own-ership, voting and disposition of the Saturn Equity Investment and contain such restrictions, which shall include, without limitation, a prohibition on the incurrence of indebtedness and any other obligations that are not related to its corporate purpose, (ii) that the members of the board of directors may not be removed except for cause, (iii) that the Saturn Subsidiary and its board of directors be indemnified by such subsidiary and the Surviving Corporation and exculpated by such subsidiary in its certificate of incorporation to the maximum extent permitted by law, except in each case, for action or inaction by such member of the board of directors determined by a final judgment by a court of law to have been taken with willful misconduct or gross negligence and, in the case of indemnification, met any applicable standard of conduct required by law and (iv) the stockholder of such subsidiary be unable to cause such subsidiary to be in any type of bankruptcy or other similar proceeding.

     (d) The Company or the Surviving Corporation, as the case may be, shall have no further responsibility with respect to proceeds of Equity Investment Sales or are Saturn Sales, upon payment of all Merger Consideration Adjustments and Option Consideration Adjustments required to be paid pursuant to the terms of this Agreement.


                                    ARTICLE 9

                            Conditions to the Merger


     SECTION 9.01. Conditions to Obligations of Each Party. The obligations of the Company and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) (i) the Company/Subsidiary Merger Agreement and the Company/Subsidiary Merger shall have been approved by the holders of a majority of the Company's outstanding capital stock entitled to vote for directors (voting as a class) in accordance with the DGCL and the Company/Subsidiary Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware in accordance with the DGCL, in each case prior to the approvals contemplated by Section 9.01(a)(ii), and
     (ii) this Agreement and the Merger shall have been approved by the holders of (x) a majority of the Company's outstanding capital stock entitled to vote for directors (voting as a class) in accordance with the DGCL and (y) the majority of the Company's outstanding capital stock entitled to vote for directors (other than the Continuing Shareholders) at the Company Stockholder Meeting;

          (b) any applicable waiting period under the HSR Act relating to the sale of the Equity Investments pursuant to the Equity Investments Sale Agreement shall have expired or been terminated;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

          (d) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger, shall have been taken, made or obtained;

          (e) receipt of a solvency opinion addressed to each of the Special Committee, the Board of Directors, Merger Subsidiary, the Sponsor and each of the Equity Investors, as to the solvency of the Surviving Corporation after giving effect to the Transactions;

          (f) (i) the Equity Investments shall have been purchased pursuant to the terms and conditions of the Equity Investments Sale Agreement (without waiver, consent or amendment not previously approved by Merger Subsidiary in writing) and the Company shall have received no less than $125.0 million in cash (or, no less than $116.0 million in cash to the extent a right of first refusal process has not been completed prior to the Effective Time with respect to certain Equity Investments (but not by virtue of a refusal to consent to any such sale)) from such sale less any amounts placed in escrow or used to pay outstanding borrowings under the Credit Agreement pursuant to Section 6.01(g) and (ii) any amounts placed in escrow pursuant to Section 6.01(g) shall have been released from escrow;

          (g) the Employee Retention Committee will address various matters related to the Company's employees pursuant to an agreement of the majority of the members of such committee on terms consistent with Schedule 9.01(g);

          (h) all licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders shall have been obtained and made by the Company, except where the failure to receive such licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders, individually or in the aggregate with all other such failures, would not be reasonably expected to have a Material Adverse Effect (either before or after giving effect to the Transactions); and

          (i) unless the Saturn Sales have been consummated in full prior to the Effective Time, the Company shall have transferred the Saturn Equity Investment to a newly-formed wholly owned subsidiary (the "Saturn Subsidiary") of the Company; provided, that the obligation of the Company to pay any Merger Consideration Adjustment and the Option Consideration Adjustment shall continue to be the obligation of the Company or the Surviving Corporation, as the case may be, and shall not be shifted to Saturn Subsidiary.

     SECTION 9.02. Conditions to the Obligations of Merger Subsidiary. The obligations of Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true, and all other such representations and warranties of the Company shall be true in all material respects, in each case at and as of the Effective Time as if made at and as of such time and (iii) Merger Subsidiary shall have received a certificate signed by a duly authorized officer of the Company to the foregoing effect;

          (b) no court, arbitrator or Governmental Authority, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of any material portion of the business of Surviving Corporation and its Subsidiaries after the Effective Time;

          (c) the financing contemplated by the Commitment Letter to be provided by the Bank shall have been completed on substantially the terms and conditions identified in such Commitment Letter or on such other terms and conditions or involving such other financing sources, as are acceptable to Merger Subsidiary and the Company and are not materially more onerous; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to a willful breach by Merger Subsidiary of any covenant or willful failure to perform any agreement or a willful breach by Merger Subsidiary of any representation or warranty contained in any of the Financing Agreements with the Bank;

          (d) the Corporate Services Agreement shall have been modified by an amendment, in form reasonably satisfactory to the Original Company Shareholder and Merger Subsidiary, to provide for transitional services by the Original Company Shareholder to the Surviving Corporation identical to those services provided under the Corporate Services Agreement on the date hereof and on the same terms as in effect on the date hereof; provided such transitional services need not be provided beyond 18 months after the Effective Time and legal services which may be provided under such agreement need not be provided beyond 6 months after the Effective Time;

          (e) Merger Subsidiary shall have received copies of the resolutions of the Board of Directors of the Company dated prior to the Effective Time approving the directors of Merger Subsidiary as the directors of the Surviving Corporation and Merger Subsidiary shall be satisfied that the Transactions will not constitute a "change of con-trol" under any Restricted Stock Plan; Merger Subsidiary shall have received copies of the resolutions of the Committees administering the Option Plan and Restricted Stock Plans approving the matters contemplated by Section 2.06 hereof and shall have received copies of the New Awards;

          (f) the Amended and Restated Securities Purchase Agreement dated as of November 23, 1993 as amended on October 1, 1996 between the Company and the Original Company Shareholder shall have been terminated. The Company and the Company Subsidiaries shall have entered into the Subordinated Loan Agreement in the form attached hereto as Exhibit I;

          (g) the Company shall have obtained from the New Jersey Department of Environmental Protection either (i) a declaration of non-applicability of the ISRA to the Merger or any other transactions contemplated thereby, or
     (ii) approval of a negative declaration or other action required to comply with ISRA, in each case, which is not in excess of $2.0 million;

          (h) each of the Company Shareholder, IS and FS shall have performed in all material respects all of its obligations required to be performed by it at or prior to the Effective Time and the representations and warranties of each of Company Shareholder, IS and FS contained in the Exchange and Voting Agreement shall be true as if made at the Effective Time;

          (i) the Class A Preferred Stock and Class B Preferred Stock shall have been issued prior to the Effective Time to the Continuing Shareholders in accordance with the terms of this Agreement and the Exchange and Voting Agreement; and

          (j) stockholders of the Company representing not more than 10% of the Shares shall have demanded appraisal rights pursuant to Section 262 of the DGCL.

     SECTION 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Merger Subsidiary pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true, and all other such representations or warranties of Merger Subsidiary shall be true in all material respects, in each case at and as of the Effective Time as if made at and as of such time and (iii) the Company shall have received a certificate signed by a duly authorized manager of Merger Subsidiary to the foregoing effect; and

          (b) no court, arbitrator or governmental body, agency or official, domestic or foreign, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger.


                                   ARTICLE 10

                                   Termination


     SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Stockholders):

          (a) by mutual written agreement of the Company and Merger Subsidiary;

          (b) by either the Company or Merger Subsidiary, if:

               (i) the Merger has not been consummated on or before December 20, 2000 (the "End Date"), provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

               (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Company or Merger Subsidiary from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

               (iii) the Company/Subsidiary Merger Agreement, the
          Company/Subsidiary Merger, this Agreement and the Merger shall not have been adopted in accordance with this Agreement, the DGCL and the DLLCA by the Company Stockholders at the Company Stockholder Meeting (or any adjournment thereof); or

               (iv) as permitted by Section 6.04 hereof, the Special Committee or Board of Directors shall have failed to make or withdrawn, or modified in a manner adverse to Merger Subsidiary, its approval or recommendation of this Agreement or the Merger;

          (c) by Merger Subsidiary, if a breach of or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

          (d) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Merger Subsidiary or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the End Date.

     The party desiring to terminate this Agreement pursuant to this Section
10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

     SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01 hereof, this Agreement shall become void and of no effect without liability of any party (or any stockholder, member, manager, director, officer, employee, agent, consultant or representative of such party) to the other party hereto. The provisions of Sections 8.05, 11.04, 11.06, 11.07 and 11.08 shall survive any termination hereof pursuant to Section 10.01.


                                   ARTICLE 11

                                  Miscellaneous


     SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  if to Merger Subsidiary, to:

                           Heartland Industrial Partners, L.P.
                           320 Park Avenue, 33rd Floor
                           New York, New York  10022
                           Fax:     (212) 981-3535
                           Attn:    David A. Stockman
                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Fax:     (212) 269-5420
                           Attn:    W. Leslie Duffy, Esq.
                                    Jonathan A. Schaffzin, Esq.

                  if to the Company, to:

                           MascoTech, Inc.
                           21001 Van Born Road
                           Taylor, Michigan  48180
                           Fax:     (313) 792-6135
                           Attn:    Chairman of Board
                                    General Counsel

                  with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York  10017
                           Fax:     (212) 450-4800
                           Attn:    Leonard Kreynin, Esq.

                  and to:

                           The Special Committee of the Company
                           c/o Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan  48243-1668
                           Fax:     (313) 568-6545
                           Attn:    Fredrick Miller, Esq.

                  with a copy to:

                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan  48243-1668
                           Fax:     (313) 568-6545
                           Attn:    Fredrick Miller, Esq.

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., and such day is a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Sections 2.04(c) and (f), 2.06, 7.03, 7.04, 8.05, 8.06, 10.02,
11.04, 11.06, 11.07 and 11.08.

     SECTION 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the Company Stockholders and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company or change the certificate of incorporation of the Surviving Corporation.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.04. Expenses; Topping Fee. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If (x) this Agreement is terminated by the Company or Merger Subsidiary, (y) the conditions set forth in Section 9.02(a)(i) would not be satisfied at the date of termination and the condition set forth in Section 9.03(a)(i) would be satisfied at the date of termination, and (z) the Company has not previously paid to Merger Subsidiary the Topping Fee in accordance with
Section 11.04(c), the Company shall promptly reimburse Merger Subsidiary for all reasonable and documented out-of-pocket expenses and fees (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions (which shall include, without limitation, fees and expenses of such banks', firms' and institu-tions' legal counsel), and all reasonable fees and expenses of counsel, accountants, financial printers, experts and consultants to Merger Subsidiary and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Transactions and the other matters contemplated by this Agreement, and the financing thereof; provided, however, that the reimbursement for costs and expenses provided in this Section 11.04(b) shall not exceed $2.0 million.

     (c) (i) If (x) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement, (y) this Agreement is terminated by either Merger Subsidiary or the Company pursuant to Section 10.01(b)(iii) or Section 10.01(b)(iv) and (z) within six months of such termination the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal or consummated an Acquisition Proposal, the Company shall promptly pay Merger Subsidiary the Topping Fee immediately prior to the earlier of (a) the execution of a definitive agreement with respect to such Acquisition Proposal or (b) the consummation of the Acquisition Proposal.

     (ii) If (x) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement, (y) this Agreement is terminated pursuant to Section 10.01(b)(i) or Section 10.01(c) and (z) within six months of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal with such Third Party or consummated an Acquisition Proposal with such Third Party, the Company shall promptly pay Merger Subsidiary the Topping Fee immediately prior to the earlier of (a) the execution of a definitive agreement with respect to such Acquisition Proposal or (b) the consummation of such Acquisition Proposal.

     SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

     SECTION 11.06. Governing Law. The validity, construction and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

     SECTION 11.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 hereof shall be deemed effective service of process on such party.

     SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

     SECTION 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.03 and with respect to the indemnification and compensation to be provided to the Adjustment Committee pursuant to Section 8.06 and Section 9.01(i), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 11.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Exhibits referred to herein are incorporated by reference herein and shall constitute a part of this Agreement.

     SECTION 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              MASCOTECH, INC.


                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                              RIVERSIDE COMPANY LLC


                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                                                       Exhibit A


                          Exchange and Voting Agreement

                                                                       Exhibit B


                   Form of Company/Subsidiary Merger Agreement

                                                                       Exhibit C


                        Equity Investments Sale Agreement

                                                                       Exhibit D


                          Form of Certificate of Merger

                                                                       Exhibit E


      Form of Amended Certificate of Incorporation of Surviving Corporation

                                                                       Exhibit F


                             Form of Amended By-laws

                                                                       Exhibit G


          Form of Certificate of Designation of Class A Preferred Stock

                                                                       Exhibit H


          Form of Certificate of Designation of Class B Preferred Stock

                                                                       Exhibit I


                       Form of Subordinated Loan Agreement

                                                                      Schedule A


                               Equity Investments

                                                                      Schedule B


                              Knowledge of Officers

                  AMENDMENT NO. 1 TO RECAPITALIZATION AGREEMENT


     THIS AMENDMENT NO. 1 to the Recapitalization Agreement dated as of August 1, 2000 (the "Recapitalization Agreement") is made on October __, 2000 by MascoTech, Inc., a Delaware corporation (the "Company"), and Riverside Company LLC, a Delaware limited liability company ("Merger Subsidiary").

     WHEREAS, the Company and the Merger Subsidiary entered into a Recapitalization Agreement on August 1, 2000; and

     WHEREAS, the Company and the Merger Subsidiary desire to amend the Recapitalization Agreement to reflect a change to the treatment of restricted stock awards; and

     WHEREAS, the parties to the Exchange and Voting Agreement dated as of August 1, 2000 desire to amend the Exchange and Voting Agreement simultaneously with the execution of this Amendment to reflect a change in (i) the timing of the exchange of shares of common stock, par value $1.00 per share, of MascoTech, Inc. held by Masco Corporation, the Richard and Jane Manoogian Foundation and Richard A. Manoogian into Class A Preferred Stock and Class B Preferred Stock, as the case may be, and (ii) the terms of the stockholders agreement attached to the Exchange and Voting Agreement as Exhibit A (the "Stockholders Agreement");

     NOW THEREFORE, the parties hereto hereby amend the Recapitalization Agreement as follows:

     Section 1.01. Exchange and Voting Agreement. Upon execution of Amendment No. 1 to the Exchange and Voting Agreement on the date hereof by each of the parties thereto, the Exchange and Voting Agreement attached to the Recapitalization Agreement as Exhibit A (including the Stockholders Agreement) shall be amended in accordance with such Amendment No. 1 to the Exchange and Voting Agreement.

     Section 1.02. Restricted Stock Awards. (a) Section 2.06(b) of the Recapitalization Agreement is amended by replacing each reference to "anniversary date" with "vesting date".

     (b) Section 2.06(b)(2) of the Recapitalization Agreement is further amended by (i) deleting the words "on each anniversary of the Merger, commencing on the first anniversary of the Merger through the third anniversary of the Merger" and inserting in their place the words "on each January 14, 2002, 2003 and 2004 (or if such date is not a Business Day, on the next succeeding Business Day)", (ii) deleting the words "the first, second or third anniversary of the Effective Time" and inserting in their place the words "January 14,

2002, January 14, 2003 and January 14, 2004 (or if such date is not a Business Day, on the next succeeding Business Day)" and (iii) deleting the words "the first, second or third anniversary, as the case may be," and inserting in their place the words "January 14, 2002, January 14, 2003 and January 14, 2004, as the case may be, (or if such date is not a Business Day, on the next succeeding Business Day)".

     Section 1.03. Effect ofAmendment; Governing Law. Except as expressly amended hereby, the Recapitalization Agreement shall remain unchanged. The Recapitalization Agreement, as amended hereby shall remain in full force and effect. The validity, construction and effect of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

     Section 1.04. Defined Terms. Capitalized terms used herein but not defined herein shall have the terms ascribed to them in the Recapitalization Agreement.

     Section 1.05. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                 MASCOTECH, INC.


                                 By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                 RIVERSIDE COMPANY LLC


                                 By:
                                        -------------------------------------
                                        Name:
                                        Title:

                  AMENDMENT NO. 2 TO RECAPITALIZATION AGREEMENT


     THIS AMENDMENT NO. 2 to the Recapitalization Agreement dated as of August 1, 2000, as amended by Amendment No. 1 to the Recapitalization Agreement dated as of October 23, 2000 (the "Agreement"), is made on November 28, 2000 by MascoTech, Inc., a Delaware corporation (the "Company"), and Riverside Acquisition Corporation (formerly Riverside Company LLC), a Delaware limited liability company ("Merger Subsidiary").

     WHEREAS, the Company and Merger Subsidiary entered into the Recapitalization Agreement on August 1, 2000 and entered into Amendment No. 1 to the Recapitalization Agreement on October 23, 2000; and

     WHEREAS, the parties hereto desire to amend the Agreement;

     NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:

     Section 1.01. Merger Subsidiary. The Company hereby consents to Merger Subsidiary converting into a Delaware corporation. As of the date and time of the filing of the conversion certificate with the Secretary of State in the State of Delaware, (i) each reference to the Merger Subsidiary as a "limited liability company" or as a "Delaware limited liability company" shall be deleted and replaced with a reference to it being a "Delaware corporation", (ii) each reference to the Delaware Limited Liability Company Act or the DLLCA shall be deleted and replaced with the "Delaware General Corporation Law" or "DGCL",
(iii) each reference to "membership interests of Merger Subsidiary" shall be deleted and replaced with "common stock of Merger Subsidiary", (iv) each reference to "manager" or "managers" of Merger Subsidiary shall be deleted and replaced with "director" or "directors" of Merger Subsidiary, (v) Section 5.08 shall be amended by deleting it in its entirety and replacing it with the following: "SECTION 5.08. The stockholders of the Merger Subsidiary are not entitled to appraisal rights under Section 262 of the DGCL as a result of the Merger." and (vi) all of the representations, warranties, covenants and any other provisions of the Agreement shall be amended to reflect that Merger Subsidiary has been converted from a Delaware limited liability company into a Delaware corporation.

     Section 1.02. Restricted Stock.

     (a) Section 2.06(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     Notwithstanding any provision of this Agreement to the contrary, none of the restrictions relating to any restricted stock awards ("Restricted Stock") granted under any Restricted Stock Plan of the Company shall terminate, be removed or modified as a result of the

Transactions. Immediately prior to the Merger, the Committee(s) administering the Restricted Stock Plans will (i) cancel all Restricted Stock awards that are then subject to any restrictions under the terms of the applicable award, and
(ii) make new awards ("New Awards") under the applicable Restricted Stock Plan to each participant whose awards were canceled under the preceding subclause (i) as to the same number of shares of common stock as the canceled award and with such New Award taking effect immediately following the Merger and relating to Surviving Corporation Common Shares (the "New Restricted Stock") rather than Shares, provided that such New Awards will provide, except as set forth on the disclosure schedule, as follows: (1) 15% of each participant's New Restricted Stock will be available upon the effectiveness of the New Award to the participant free of restrictions under the Restricted Stock Plans (other than a prohibition on transfer of such New Restricted Stock to persons other than Restricted Stock Permitted Transferees and securities law restrictions on transferability (collectively, the "Restrictions")), (2) with respect to 10% of each participant's New Restricted Stock ("Cash Out New Restricted Stock"), the participants will receive cash (valuing a Share of the New Restricted Stock for these purposes at the Base Merger Consideration plus any Merger Consideration Adjustment determined with reference to Initial Adjustment Amounts received prior to the Effective Time (the "Cash Out Amount")), subject to applicable withholding taxes, unless such participant elects to receive shares of New Restricted Stock, in which case such participant will receive 10% of such participant's New Restricted Stock and it will be available upon the effectiveness of the New Award to the participant free of restrictions under the Restricted Stock Plans (other than the Restrictions) and (3) the balance of each participant's New Award will become free of restrictions under the Restricted Stock Plans (other than the Restrictions) ratably on January 14, 2002, January 14, 2003 and January 14, 2004 (or if such date is not a Business Day, on the next succeeding Business Day), provided that upon the termination of such restrictions as contemplated under this clause (3) with respect to the New Restricted Stock, such participant shall receive, in lieu of any share of New Restricted Stock, an amount in cash equal to the sum of (A) the Cash Out Amount,
(B) any Merger Consideration Adjustments determined with respect to Initial Adjustment Amounts received subsequent to the Effective Time and prior to the applicable vesting date (the "New Restricted Stock Adjustment Amount"), and (C) an amount (the "Accrual Amount") equal to 6% per annum of the Base Merger Consideration from the date of the Merger through the applicable vesting date and of any such Merger Consideration Adjustments from the date of the payment to holders of the Shares through the applicable vesting date, subject to the balance of this Section 2.06(b), unless such participant elects to receive its vested New Restricted Stock in shares of New Restricted Stock; provided, further, that if such participant elects to receive shares of New Restricted Stock in lieu of cash pursuant to this clause (3), such participant will receive (in addition to the New Restricted Stock pursuant to this Section) the number of shares of New Restricted Stock equal to the value of the New Restricted Stock Adjustment Amount and Accrual Amount (the "Accrual Amount New Restricted Stock"), which shall be determined by dividing the dollar amount such participant would have received as the cash New Restricted Stock Adjustment Amount and Accrual

Amount pursuant to clauses (B) and (C) by $16.90. At the election of each participant, such participant may receive (in lieu of 100% cash or 100% New Restricted Stock pursuant to clause (3)), 60% of its vested New Restricted Stock in shares of New Restricted Stock and 40% of its New Restricted Stock in cash, in each case calculated pursuant to clause (3). Notwithstanding the foregoing, the New Restricted Stock awards will allow the Surviving Corporation to defer the payment of such cash if the Surviving Corporation is prevented under the Facilities from making such payments due to a default, or an event which with notice or lapse of time or both, would constitute a default (without giving effect to any grace period) under the Facilities. In the event the Surviving Corporation defers such payment, the Surviving Corporation will make such payment as soon as practicable after the Surviving Corporation is no longer in default and any event that would constitute a default has been cured or waived. For any such deferral period in respect of a Share of New Restricted Stock, the Accrual Amount in respect of such Share shall be calculated based upon 12% per annum of the deferred amount for the period of deferral. Each individual entitled to shares of Cash Out New Restricted Stock shall be entitled to receive with respect to each share of Cash Out New Restricted Stock from the Surviving Corporation amounts equal to all Merger Consideration Adjustments per Share determined with respect to all Initial Adjustment Amounts received after the Effective Time, payable at the same time such amounts are paid to holders of Shares. The Surviving Corporation shall pay with respect to each share of New Restricted Stock which is free of restriction upon the effectiveness of the New Award pursuant to clause (ii)(1) of this paragraph, amounts equal to (1) any Merger Consideration Adjustment determined with reference to Initial Adjustment Amounts received by the Company prior to the Effective Time, which amount shall be payable immediately prior to the Merger, and (2) any Merger Consideration Adjustments determined with reference to Initial Adjustment Amounts received by the Surviving Corporation and paid to a holder of a Share, which shall be payable at the same time as paid to holders of Shares. The Surviving Corporation shall pay with respect to each share of New Restricted Stock which becomes free of restrictions on January 14, 2002, January 14, 2003 and January 14, 2004 (or if such date is not a Business Day, or the next succeeding Business Day) and with respect to which the holder does not elect to receive cash pursuant to clause (ii) (3) of this paragraph, amounts equal to any Merger Consideration Adjustments determined with reference to Initial Adjustment Amounts received after the Effective Time, which shall be payable upon the later of (x) January 14, 2002, January 14, 2003 and January 14, 2004, as the case may be, (or if such date is not a Business Day, on the next succeeding Business Day) on which the restrictions lapse and the holder does not elect to receive cash, and (y) the time such Merger Adjustment Amounts are paid to holders of Shares. Each holder of the New Restricted Stock (other than Accrual Amount New Restricted Stock) also shall be entitled to receive with respect to each share of New Restricted Stock (whether or not Cash Out New Restricted Stock) all Merger Consideration Adjustments determined with respect to the Subsequent Adjustment Amounts (whether received prior to or after the Effective Time), payable at the time such amounts are paid to holders of Shares.

     (b) Section 6.07(b) shall be amended by adding the following to the end thereof:

          "The Company covenants and agrees to take any and all necessary action to ensure that the issuance of the New Awards complies with all applicable laws, including applicable securities laws."

     Section 1.03. Effect of Amendment; Governing Law. Except as expressly amended hereby, the Agreement shall remain unchanged. The Agreement as amended hereby shall remain in full force and effect. The validity, construction and effect of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

     Section 1.04. Defined Terms. Capitalized terms used herein but not defined herein shall have the terms ascribed to them in the Recapitalization Agreement.

     Section 1.05. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                               RIVERSIDE ACQUISITION CORPORATION


                               By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                               MASCOTECH, INC.


                               By:
                                      -----------------------------------------
                                      Name:
                                      Title:

ACCEPTED AND AGREED:

MASCO CORPORATION


By:
       ----------------------------------------------
       Name:
       Title:


RICHARD A. MANOOGIAN


By:
       ----------------------------------------------
       Name:
       Title:


RICHARD AND JANE MANOOGIAN
FOUNDATION


By:
      -----------------------------------------------
      Name:
      Title: